FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-12

BBCMS 2024-C24 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-888-603-5847 (8 a.m. – 5 p.m. EST).

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., KeyBanc Capital Markets, Inc., UBS Securities LLC, Academy Securities, Inc., Mischler Financial Group, Inc. or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Indicates a crossed loan

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
								1	25							2	2			2, 3			6, 7	6, 7	6, 7		8		9	9	9	9		11															10		12					16				16					16						15	15		7, 14	7, 14	7	7	5	5		5, 7	5, 7	3, 4			21, 22, 23	21		23	23			23	23				23				23	23									17	17	17	17	17	18	19	18	19	18	19	20	18	19	20	18	19	20	18	18	19		20			26								9	9				9		14					9		14		13	13		24				29
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	9.7%	100.0%	BMO, Barclays, BANA	BMO, Barclays	Group A	NAP	5 Woodfield Mall	Schaumburg	Cook	IL	60173	Retail	Super Regional Mall	1971, 1995	2015, 2016, 2018	1,064,590	SF	247.98	67,500,000	67,500,000	67,500,000	6.335403409%	0.01840%	6.317003409%	NAP	361,315.98	NAP	4,335,791.76	Interest Only	No	Actual/360	120	118	120	118	0	0	11/22/2023	2	1	1/1/2024	NAP	12/1/2033	12/1/2033	0	0	L(26),D(88),O(6)	72,418,187	35,940,556	36,477,631	10/31/2023	T-12	74,865,600	38,359,447	36,506,153	12/31/2022	T-12	73,703,131	36,473,501	37,229,630	12/31/2021	T-12	95.5%	74,931,706	32,816,238	42,115,468	195,077	864,590	41,055,801	2.48	2.42	16.0%	15.6%	694,000,000	As Is	10/27/2023	38.0%	38.0%	96.1%	11/14/2023	No	Nordstrom	200,000	18.8%	3/2/2025	H&M	27,320	2.6%	1/31/2029	Peppa Pig World of Play	22,963	2.2%	12/31/2036	Zara	21,759	2.0%	10/31/2028	Forever 21	21,628	2.0%	1/31/2026	11/7/2023	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing	0	0	0	0	0	7,299,496	0	Outstanding TI/LC Reserve ($6,460,707), Gap Rent Reserve ($838,789.17)	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	67,500,000	196,500,000	1,051,830.95	1,413,146.93	30,000,000	10.01625%	294,000,000	1,667,031.04	42.4%	2.05	14.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Simon Property Group, L.P. and Institutional Mall Investors LLC	Simon Property Group, L.P.	No	No	Refinance	No	264,000,000	88,955,402	30,000,000	0	382,955,402	373,692,064	0	1,963,843	7,299,496	0	0	382,955,402	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	9.4%		Barclays, BANA	Barclays	NAP	NAP	Various	Various	Various	Various	Various	Various	Various	Various	Various	1,100,563	SF	124.62	65,000,000	65,000,000	65,000,000	6.93200%	0.01840%	6.91360%	NAP	380,698.38	NAP	4,568,380.56	Interest Only	No	Actual/360	120	119	120	119	0	0	12/19/2023	1	6	2/6/2024	NAP	1/6/2034	1/6/2034	0	0	L(24),YM1(89),O(7)	17,559,556	6,798,064	10,761,492	Various	T-12	15,185,348	6,416,874	8,768,474	12/31/2022	T-12	13,199,062	6,105,582	7,093,480	12/31/2021	T-12	92.8%	22,679,232	7,590,897	15,088,334	220,888	841,335	14,026,111	1.57	1.46	11.0%	10.2%	220,113,997	Various	Various	62.3%	62.3%	94.8%	Various																																	404,449	201,224	0	Springing	0	18,407	0	0	61,203	2,203,325	0	0	0	107,625	15,581,504	0	Upfront TI/LC Reserve ($11,354,359.61), Free Rent Reserve ($2,414,573.70), Trader Joe's Holdback Reserve ($1,300,000), Static Insurance Reserve ($512,570.25)	0	1,300,000	$1,300,000 deposited into the Trader Joe's Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement.	Soft	Springing	Yes	No	Yes	Yes	65,000,000	72,150,000	422,575.20	803,273.58	NAP	NAP	137,150,000	803,273.58	62.3%	1.46	11.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Sanjiv Chopra	Sanjiv Chopra	No	No	Refinance		137,150,000	1,477,131	0	0	138,627,131	118,577,299	0	3,956,255	16,093,577	0	0	138,627,131	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	The Summit	6.0%	64.6%					13925 South Virginia Street	Reno	Washoe	NV	89511	Retail	Anchored	2005, 2006, 2007	NAP	391,416	SF		41,966,825	41,966,825	41,966,825																											9,479,615	2,942,597	6,537,018	9/30/2023	T-12	8,627,098	2,906,016	5,721,082	12/31/2022	T-12	7,849,263	2,845,074	5,004,189	12/31/2021	T-12	95.0%	12,646,022	3,193,861	9,452,162	58,712	563,120	8,830,330					138,713,944	As Is with Escrow	10/5/2023			96.5%	12/12/2023	No	Century Theatres	49,605	12.7%	5/31/2027	Dave and Busters	20,156	5.1%	1/31/2040	Old Navy	17,046	4.4%	4/30/2029	Trader Joe's	14,850	3.8%	11/14/2034	PetCo	13,486	3.4%	6/30/2034	10/12/2023	NAP	10/12/2023	10/12/2023	9%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Blvd 2500	1.2%	12.4%					2500 Carlisle Boulevard Northeast	Albuquerque	Bernalillo	NM	87110	Multifamily	Low Rise	1970	2020	128,922	SF		8,056,872	8,056,872	8,056,872																											3,203,674	1,598,620	1,605,054	9/30/2023	T-12	3,158,368	1,485,359	1,673,009	12/31/2022	T-12	2,170,634	1,533,798	636,836	12/31/2021	T-12	87.5%	3,343,868	1,634,090	1,709,778	75,142	4,069	1,630,567					34,218,251	As Is with Escrow	10/10/2023			92.0%	11/24/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/12/2023	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Jackson	0.7%	7.4%					1250-1355 Boardman Road	Jackson	Jackson	MI	49202	Retail	Anchored	1966	2023	138,513	SF		4,834,123	4,834,123	4,834,123																											860,609	306,967	553,642	9/30/2023	T-12	420,752	292,649	128,103	12/31/2022	T-12	143,890	305,863	(161,973)	12/31/2021	T-12	95.0%	1,817,664	594,828	1,222,836	20,777	76,165	1,125,894					14,287,158	As Is with Escrow	10/10/2023			96.7%	12/11/2023	No	Hobby Lobby	56,340	40.7%	5/31/2032	Planet Fitness	30,000	21.7%	7/31/2032	Burlington	21,700	15.7%	2/28/2035	Jackson Public Schools	9,540	6.9%	5/31/2034	Buckle	6,670	4.8%	1/31/2034	10/12/2023	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Haymarket	0.7%	7.1%					4100 Merle Hay Road	Des Moines	Polk	IA	50310	Retail	Anchored	1973	1994	229,413	SF		4,597,156	4,597,156	4,597,156																											2,447,451	1,237,738	1,209,712	9/30/2023	T-12	1,748,318	1,138,485	609,834	12/31/2022	T-12	2,230,578	1,052,495	1,178,083	12/31/2021	T-12	91.9%	2,432,978	1,164,743	1,268,235	34,412	101,526	1,132,297					13,683,212	As Is with Escrow	10/23/2023			92.6%	12/11/2023	No	Burlington	91,261	39.8%	6/30/2030	Hobby Lobby	67,594	29.5%	12/31/2027	Harbor Freight Tools	23,921	10.4%	12/31/2032	Famous Footwear	10,057	4.4%	11/30/2028	Kids Closet Connection	10,000	4.4%	12/31/2026	11/2/2023	NAP	11/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	North Aurora	0.4%	4.2%					1610-1780 Orchard Gateway Boulevard	North Aurora	Kane	IL	60542	Retail	Shadow Anchored	2006	NAP	85,758	SF		2,748,815	2,748,815	2,748,815																											1,300,544	568,772	731,772	9/30/2023	T-12	1,230,812	594,365	636,447	12/31/2022	T-12	804,697	368,352	436,345	12/31/2021	T-12	80.8%	1,139,491	485,769	653,723	12,864	52,258	588,601					9,511,432	As Is with Escrow	10/27/2023			86.8%	12/11/2023	No	Michael's	21,730	25.3%	2/28/2027	Petco	15,555	18.1%	4/30/2027	Kids Empire	10,004	11.7%	8/31/2034	Dollar Tree	9,317	10.9%	8/31/2026	Hallmark	8,015	9.3%	2/29/2028	11/8/2023	NAP	11/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	At Home - Arlington	0.3%	3.5%					750 East Rand Road	Arlington Heights	Cook	IL	60004	Retail	Single Tenant	1989	2022	100,501	SF		2,274,882	2,274,882	2,274,882																											267,663	143,369	124,294	8/30/2023	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,118,427	485,743	632,684	15,075	37,688	579,921					7,800,000	As Is	10/10/2023			100.0%	12/19/2023	Yes	At Home	100,501	100.0%	6/30/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/12/2023	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Houma	0.1%	0.8%					104 Armour Drive	Houma	Terrebonne	LA	70364	Retail	Single Tenant	1973	1997	26,040	SF		521,327	521,327	521,327																											NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	180,781	31,864	148,918	3,906	6,510	138,502					1,900,000	As Is	10/9/2023			100.0%	12/19/2023	Yes	Big Lots	26,040	100.0%	1/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/12/2023	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	8.6%	100.0%	WFBNA, CREFI, DBRI, SGFC	SGFC, GACC	Group A	NAP	7000 and 7600 Arundel Mills Circle	Hanover	Anne Arundel	MD	21076	Retail	Super Regional Mall	2000, 2002, 2012	NAP	1,938,983	SF	185.66	60,000,000	60,000,000	60,000,000	7.70100%	0.01965%	7.68135%	NAP	390,397.92	NAP	4,684,775.04	Interest Only	No	Actual/360	120	117	120	117	0	0	10/5/2023	3	1	12/1/2023	NAP	11/1/2033	11/1/2033	0	0	L(27),D(87),O(6)	69,724,516	18,198,782	51,525,734	8/31/2023	T-12	69,984,212	17,233,956	52,750,256	12/31/2022	T-12	69,401,934	17,383,847	52,018,087	12/31/2021	T-12	98.1%	74,354,670	16,415,944	57,938,726	278,330	2,102,842	55,557,554	2.06	1.98	16.1%	15.4%	870,600,000	As Is	9/1/2023	41.4%	41.4%	98.3%	6/15/2023	No	Live Casino Hotel Maryland	547,331	28.2%	7/13/2115	Bass Pro Shops Outdoor	127,672	6.6%	10/3/2026	Cinemark Theatres	107,190	5.5%	12/31/2025	Burlington	81,282	4.2%	1/31/2026	Medieval Times	66,244	3.4%	8/31/2033	9/25/2023, 9/29/2023	NAP	9/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	231,942	5,566,608	0	0	0	0	4,384,369	0	Outstanding TI/LC Reserve ($3,796,478), Gap Rent Reserve ($587,891)	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	60,000,000	300,000,000	1,951,989.58	2,342,387.50	NAP	NAP	360,000,000	2,342,387.50	41.4%	1.98	16.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Simon Property Group, L.P.	Simon Property Group, L.P.	No	No	Refinance	No	360,000,000	32,236,503	0	0	392,236,503	384,870,923	0	2,981,210	4,384,369	0	0	392,236,503	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	8.0%		SGFC, KeyBank, Barclays, BMO	SGFC, BMO	NAP	NAP	Various	Various	Various	Various	Various	Retail	Various	Various	Various	3,117,102	SF	83.41	55,333,333	55,333,333	55,333,333	6.44575%	0.01840%	6.42735%	NAP	301,348.76	NAP	3,616,185.12	Interest Only	No	Actual/360	120	115	120	115	0	0	8/30/2023	5	6	10/6/2023	NAP	9/6/2033	9/6/2033	0	0	L(12),YM1(17),DorYM1(84),O(7)	49,194,589	15,499,390	33,695,199	6/30/2023	T-12	41,116,072	14,064,144	27,051,928	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	53,888,610	17,916,793	35,971,817	521,495	2,040,576	33,409,746	2.12	1.97	13.8%	12.8%	508,200,000	As Portfolio	7/31/2023	51.2%	51.2%	95.3%	9/1/2023																																	4,174,654	596,379	5,240	1,310	0	Springing	0	0	Springing	0	0	0	0	1,027,622	10,130,356	0	Outstanding TI/LC Reserve ($9,576,923), Free Rent Reserve ($311,601), Gap Rent Reserve ($241,832)	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	55,333,333	204,666,667	1,114,627.34	1,415,976.10	NAP	NAP	260,000,000	1,415,976.10	51.2%	1.97	13.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Global Net Lease, Inc.	Global Net Lease, Inc.	No	No	Recapitalization		260,000,000	0	0	0	260,000,000	0	0	5,051,814	16,315,372	238,632,813	0	260,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Northwoods Marketplace	0.7%	8.3%					7612 and 7620 Rivers Avenue	North Charleston	Charleston	SC	29406	Retail	Anchored	1998	NAP	236,078	SF		4,575,641	4,575,641	4,575,641																											4,192,094	1,380,406	2,811,688	6/30/2023	T-12	4,097,059	1,292,213	2,804,846	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	96.5%	4,330,372	1,458,301	2,872,071	35,412	165,255	2,671,405					41,200,000	As Is	7/10/2023			97.8%	9/1/2023	No	Best Buy	43,278	18.3%	11/25/2028	Big Lots	34,000	14.4%	1/31/2028	Aldi	25,046	10.6%	8/31/2030	Michael's	23,327	9.9%	2/28/2026	PetSmart	17,445	7.4%	11/30/2028	8/1/2023	NAP	8/1/2023	8/1/2023	14%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	The Centrum	0.5%	6.6%					10200, 10400, 10404, 10408, 10412, 10416, 10420, 10500, 10610 Centrum Parkway	Pineville	Mecklenburg	NC	28134	Retail	Anchored	1997	2020	274,446	SF		3,662,641	3,662,641	3,662,641																											3,248,221	1,076,733	2,171,488	6/30/2023	T-12	2,622,843	1,031,511	1,591,333	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	75.8%	3,182,719	1,167,626	2,015,093	41,167	192,112	1,781,814					36,800,000	As Is	7/12/2023			79.9%	9/1/2023	No	Super G Mart	108,714	39.6%	5/31/2042	Gabe's	30,000	10.9%	4/30/2028	Skyzone	25,536	9.3%	8/31/2029	Guitar Center	16,000	5.8%	9/30/2029	Boot Barn Western and Work Wear	12,000	4.4%	8/31/2032	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Lawton Marketplace	0.5%	6.2%					1726, 1732, 1806, 1824, 1832, 1906, 1912, 1920, 1926, 2004, 2006, 1836, 1948, 2136 and 1754-1772 Northwest 82nd Street	Lawton	Comanche	OK	73505	Retail	Anchored	2013	2023	196,715	SF		3,443,436	3,443,436	3,443,436																											2,515,072	800,467	1,714,605	6/30/2023	T-12	2,144,275	679,993	1,464,282	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	98.3%	3,279,829	953,800	2,326,030	28,159	131,408	2,166,463					31,000,000	As Is	7/20/2023			98.9%	9/1/2023	No	Academy Sports	62,168	31.6%	1/31/2033	TJ Maxx	24,000	12.2%	8/31/2028	Burlington Coat Factory	20,009	10.2%	2/28/2034	Old Navy	14,995	7.6%	1/31/2034	PetSmart	12,328	6.3%	MTM	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Carlisle Crossing	0.5%	6.1%					202, 214, 230-238, 248-266, 299 Westminster Drive	Carlisle	Cumberland	PA	17013	Retail	Anchored	2005	NAP	152,487	SF		3,354,051	3,354,051	3,354,051																											2,505,419	939,288	1,566,131	6/30/2023	T-12	2,155,562	835,548	1,320,014	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	94.9%	3,194,157	1,048,116	2,146,041	22,873	106,741	2,016,428					30,200,000	As Is	7/19/2023			95.3%	9/1/2023	No	Michaels	21,647	14.2%	5/31/2026	PetSmart	20,087	13.2%	6/30/2026	Aldi	18,320	12.0%	12/31/2027	Harbor Freight Tools	14,565	9.6%	8/31/2033	Furniture & Mattress Discounters, Inc.	10,478	6.9%	5/31/2024	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Southway Shopping Center	0.5%	6.0%					8000-8230 South Gessner Road	Houston	Harris	TX	77036	Retail	Anchored	1976-2011	NAP	181,836	SF		3,332,769	3,332,769	3,332,769																											3,547,707	1,317,725	2,229,982	6/30/2023	T-12	3,293,702	1,585,182	1,708,520	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	3,826,353	1,358,719	2,467,634	26,310	122,779	2,318,545					30,000,000	As Is	7/7/2023			100.0%	9/1/2023	No	Marshalls	34,327	18.9%	4/30/2026	Ross Dress For Less	31,815	17.5%	1/31/2026	Best Buy	30,000	16.5%	1/31/2028	dd's DISCOUNTS	18,000	9.9%	1/31/2033	My Melrose	12,680	7.0%	12/31/2028	8/1/2023	NAP	8/4/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Parkway Centre South	0.4%	5.2%					1701-1751 Stringtown Road	Grove City	Franklin	OH	43123	Retail	Anchored	2004	NAP	131,887	SF		2,883,718	2,883,718	2,883,718																											2,806,871	856,532	1,950,339	6/30/2023	T-12	1,792,299	548,724	1,243,575	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	2,969,784	846,025	2,123,758	19,783	92,321	2,011,654					25,000,000	As Is	7/17/2023			100.0%	9/1/2023	No	TJ Maxx	28,000	21.2%	11/30/2026	Staples	20,388	15.5%	10/31/2024	PetSmart	19,107	14.5%	1/31/2025	La-Z-Boy	18,025	13.7%	9/30/2032	Ulta	10,004	7.6%	9/30/2025	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Houma Crossing	0.4%	5.0%					1779, 1781, 1783 and 1785 Martin Luther King Jr. Boulevard	Houma	Terrebonne	LA	70360	Retail	Anchored	2008	NAP	181,423	SF		2,753,897	2,753,897	2,753,897																											2,018,284	686,750	1,331,534	6/30/2023	T-12	1,800,069	735,874	1,064,195	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	76.1%	2,599,247	1,077,547	1,521,699	29,028	126,996	1,365,676					24,800,000	As Is	7/16/2023			83.4%	9/1/2023	No	Hobby Lobby	56,676	31.2%	8/31/2031	Conn's	30,000	16.5%	11/30/2032	Club 4 Fitness	25,754	14.2%	5/1/2033	Five Below	10,000	5.5%	1/31/2029	China Buffet	8,000	4.4%	12/31/2027	8/1/2023	NAP	8/6/2023	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	North Lake Square	0.4%	4.9%					1122, 1134, 1146, 1150, 1154, 1160 Dawsonville Highway	Gainesville	Hall	GA	30501	Retail	Anchored	2015, 2016	NAP	140,116	SF		2,721,974	2,721,974	2,721,974																											2,260,370	559,947	1,700,423	6/30/2023	T-12	1,899,050	466,423	1,432,627	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	97.7%	2,276,936	561,041	1,715,895	21,017	98,081	1,596,796					24,500,000	As Is	7/9/2023			99.0%	9/1/2023	No	Hobby Lobby	55,000	39.3%	10/31/2030	Burlington Coat Factory	40,317	28.8%	2/29/2032	HomeGoods	20,000	14.3%	6/30/2026	Five Below	8,111	5.8%	7/31/2026	Chicken Salad Chick	3,078	2.2%	6/30/2027	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Liberty Crossing	0.4%	4.8%					5601, 5701-5709 President George Bush Highway	Rowlett	Dallas	TX	75089	Retail	Anchored	2007	NAP	105,769	SF		2,653,872	2,653,872	2,653,872																											2,227,472	624,483	1,602,989	6/30/2023	T-12	2,246,251	844,019	1,402,233	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	91.5%	2,282,096	704,857	1,577,238	26,442	74,038	1,476,758					23,900,000	As Is	7/24/2023			93.2%	9/1/2023	No	Ross Dress For Less	27,657	26.1%	1/31/2026	PetSmart	20,087	19.0%	MTM	Dollar Tree	10,000	9.5%	8/31/2028	Five Below	8,474	8.0%	2/29/2032	Rack Room Shoes, Inc	5,500	5.2%	MTM	8/1/2023	NAP	8/4/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Owensboro Town Center	0.4%	4.6%					5099, 5101, 5115, 5135, 5241 Frederica Street	Owensboro	Daviess	KY	42301	Retail	Anchored	1992, 1996, 1997, 1999	2010, 2015	164,941	SF		2,521,923	2,521,923	2,521,923																											2,549,115	675,191	1,873,924	6/30/2023	T-12	2,242,819	626,525	1,616,294	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	87.4%	2,579,470	845,371	1,734,099	47,833	115,459	1,570,807					22,700,000	As Is	7/23/2023			90.5%	9/1/2023	No	Best Buy	32,425	19.7%	3/31/2026	TJ Maxx	29,409	17.8%	1/31/2027	PetSmart	23,197	14.1%	8/31/2033	Jo-Ann Fabrics	13,560	8.2%	1/31/2027	Ulta	13,500	8.2%	2/28/2027	8/1/2023	NAP	8/1/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	Harbor Town Center	0.3%	3.7%					4125, 4140, 4144 Harbor Town Lane, 4411, 4421 Dewey Street and 4450 Calumet Avenue	Manitowoc	Manitowoc	WI	54220	Retail	Anchored	2005	NAP	138,744	SF		2,043,077	2,043,077	2,043,077																											1,800,133	587,126	1,213,007	6/30/2023	T-12	1,196,416	378,917	817,500	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	90.8%	1,688,547	593,756	1,094,791	11,251	49,225	1,034,315					18,400,000	As Is	7/20/2023			93.0%	9/1/2023	No	Kohls Corporation	68,423	49.3%	1/31/2029	TJ Maxx	22,504	16.2%	5/31/2028	Petco	13,685	9.9%	12/31/2027	EyeMart Express	4,271	3.1%	12/31/2028	Midwest Dental	3,828	2.8%	11/30/2027	8/1/2023	NAP	8/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	Lord Salisbury Center	0.3%	3.5%					2637, 2639, 2641, 2649, 2653, 2657 North Salisbury Boulevard	Salisbury	Wicomico	MD	21801	Retail	Anchored	2005	NAP	113,821	SF		1,945,179	1,945,179	1,945,179																											1,910,916	561,662	1,349,254	6/30/2023	T-12	1,617,981	592,226	1,025,756	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	98.0%	2,226,543	767,839	1,458,704	17,073	79,675	1,361,956					15,600,000	As Is	7/18/2023			98.8%	9/1/2023	No	Ross Dress For Less	30,187	26.5%	1/31/2026	Marshalls	30,000	26.4%	8/31/2028	Grocery Outlet	21,422	18.8%	1/31/2035	Old Navy	14,800	13.0%	MTM	Mattress Warehouse	3,600	3.2%	7/31/2027	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	Terrell Mill Village	0.3%	3.5%					1453 Terrell Mill Road Southeast	Marietta	Cobb	GA	30067	Retail	Anchored	1974	2012	75,184	SF		1,911,128	1,911,128	1,911,128																											1,586,810	384,727	1,202,083	6/30/2023	T-12	1,059,965	279,940	780,026	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,869,023	556,622	1,312,401	11,189	52,213	1,248,999					17,200,000	As Is	7/9/2023			100.0%	9/1/2023	No	L.A. Fitness	45,000	59.9%	7/31/2030	Dollar Tree	12,000	16.0%	7/31/2027	Malincho Specialty Foods	5,500	7.3%	4/30/2026	Animal Dermatology	3,065	4.1%	7/31/2028	Kims Care Kleeners	2,125	2.8%	4/30/2024	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	The Ridge at Turtle Creek	0.2%	3.1%					6169, 6173, and 6175 US Highway 98	Hattiesburg	Lamar	MS	39402	Retail	Anchored	1992	NAP	98,705	SF		1,721,718	1,721,718	1,721,718																											1,493,633	398,146	1,095,487	6/30/2023	T-12	997,546	276,209	721,336	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,734,560	536,550	1,198,010	19,741	69,094	1,109,175					15,500,000	As Is	7/10/2023			100.0%	9/1/2023	No	Academy Sports	75,760	76.8%	1/31/2035	Mattress Express	6,463	6.5%	8/31/2026	The Vein Institute of South Mississippi	3,200	3.2%	1/31/2027	Massage Envy	3,150	3.2%	3/31/2028	Keesler Federal Credit Union	2,500	2.5%	1/31/2025	8/1/2023	NAP	8/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.15	Property		1	Nordstrom Rack	0.2%	3.0%					1702 North Dale Mabry Highway	Tampa	Hillsborough	FL	33607	Retail	Shadow Anchored	1994	NAP	45,457	SF		1,642,974	1,642,974	1,642,974																											1,239,916	304,014	935,902	6/30/2023	T-12	1,111,540	282,289	829,251	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	98.6%	1,311,742	404,466	907,276	6,819	31,820	868,637					14,800,000	As Is	7/24/2023			97.7%	9/1/2023	No	Nordstrom Rack	33,901	74.6%	10/31/2030	Ulta	10,508	23.1%	3/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.16	Property		1	Ventura Place	0.2%	2.8%					8810, 8850, 8900 Holly Avenue Northeast	Albuquerque	Bernalillo	NM	87122	Retail	Anchored	2008	NAP	66,595	SF		1,564,231	1,564,231	1,564,231																											1,227,663	262,855	964,808	6/30/2023	T-12	768,203	286,698	481,505	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	94.7%	1,446,565	413,856	1,032,709	12,653	46,617	973,440					14,090,000	As Is	7/25/2023			96.0%	9/1/2023	No	VCA Animal Hospitals, Inc.	28,000	42.0%	1/31/2032	Ulta	8,931	13.4%	6/30/2025	Petland	6,100	9.2%	8/31/2029	Jinja Bistro	5,428	8.2%	10/31/2026	Orangetheory Fitness	3,600	5.4%	12/31/2026	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.17	Property		1	Quail Springs	0.2%	2.7%					2201 and 2135 West Memorial Road	Oklahoma City	Oklahoma	OK	73134	Retail	Anchored	1984	2004	100,404	SF		1,476,974	1,476,974	1,476,974																											1,193,826	328,520	865,306	6/30/2023	T-12	1,206,432	312,239	894,193	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,290,310	416,400	873,909	15,061	70,283	788,566					13,300,000	As Is	7/18/2023			100.0%	9/1/2023	No	Hobby Lobby	55,126	54.9%	9/30/2028	Best Buy	45,278	45.1%	3/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.18	Property		1	Wallace Commons	0.2%	2.6%					1311, 1317, 1321, 1325, 1333, 1345, 1349, 1371 and 1395 Klumac Road	Salisbury	Rowan	NC	28147	Retail	Anchored	2008	NAP	98,509	SF		1,421,641	1,421,641	1,421,641																											1,269,173	302,274	966,899	6/30/2023	T-12	905,993	237,028	668,965	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	96.9%	1,232,068	337,160	894,908	8,991	17,010	868,907					12,800,000	As Is	7/12/2023			98.5%	9/1/2023	No	Kohls Corporation	68,639	69.7%	1/31/2029	Dollar Tree	8,125	8.2%	2/29/2028	Longhorn Steakhouse	5,570	5.7%	1/31/2029	The Athletes Foot	5,000	5.1%	11/30/2025	Glidden Paints	4,455	4.5%	MTM	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.19	Property		1	Waterford Park South	0.2%	2.5%					1020 and 1040 Veterans Parkway	Clarksville	Clark	IN	47129	Retail	Anchored	2005, 2006	2008	91,906	SF		1,400,359	1,400,359	1,400,359																											1,419,487	584,135	835,352	6/30/2023	T-12	939,677	405,571	534,105	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	91.4%	1,559,545	545,452	1,014,092	31,248	64,334	918,510					12,600,000	As Is	7/23/2023			93.4%	9/1/2023	No	Ross Dress For Less	27,623	30.1%	1/31/2025	Michaels	21,727	23.6%	2/28/2026	PetSmart	20,087	21.9%	1/31/2032	CenterWell	5,400	5.9%	6/30/2030	Panera Bread	4,600	5.0%	12/31/2030	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.20	Property		1	Evergreen Marketplace	0.2%	2.3%					9140, 9142, 9144 South Western Avenue	Evergreen Park	Cook	IL	60805	Retail	Anchored	2013	NAP	49,842	SF		1,266,282	1,266,282	1,266,282																											1,540,751	820,691	720,060	6/30/2023	T-12	1,284,015	639,494	644,521	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.9%	1,541,714	769,153	772,561	8,473	34,889	729,198					11,400,000	As Is	7/23/2023			100.0%	9/1/2023	No	Ross Dress For Less	25,046	50.3%	1/31/2029	Michaels	21,574	43.3%	2/28/2026	Classy Nails	3,222	6.5%	11/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.21	Property		1	Derby Marketplace	0.2%	2.1%					1712, 1800, 1812 North Rock Road	Derby	Sedgwick	KS	67037	Retail	Anchored	2015	NAP	100,000	SF		1,166,256	1,166,256	1,166,256																											1,290,004	535,476	754,528	6/30/2023	T-12	1,110,429	456,063	654,366	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,271,174	509,265	761,910	15,000	70,000	676,910					10,500,000	As Is	7/19/2023			100.0%	9/1/2023	No	Hobby Lobby	55,000	55.0%	9/30/2030	Ross Dress For Less	25,000	25.0%	1/31/2027	TJ Maxx	20,000	20.0%	3/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.22	Property		1	Stoneridge Village	0.2%	2.1%					707, 731, 735, 739 Stoneridge Parkway	Jefferson City	Cole	MO	65109	Retail	Anchored	2008	NAP	72,483	SF		1,138,590	1,138,590	1,138,590																											1,112,104	287,107	824,997	6/30/2023	T-12	809,934	203,598	606,335	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,467,788	430,585	1,037,204	10,872	50,738	975,593					9,300,000	As Is	7/19/2023			100.0%	9/1/2023	No	Academy Sports + Outdoors	45,000	62.1%	2/28/2039	PetSmart	12,157	16.8%	1/31/2027	Five Below	8,000	11.0%	1/31/2026	Buffalo Wild Wings	5,400	7.5%	10/8/2029	GameStop	1,926	2.7%	MTM	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.23	Property		1	Fresh Thyme & DSW	0.1%	1.5%					4302-4320 Coldwater Road	Fort Wayne	Allen	IN	46805	Retail	Anchored	1985	2014	49,033	SF		832,128	832,128	832,128																											820,259	209,104	611,155	6/30/2023	T-12	727,046	192,105	534,941	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	832,259	255,476	576,783	7,355	34,323	535,105					7,500,000	As Is	7/21/2023			100.0%	9/1/2023	No	Fresh Thyme Farmers Market	26,081	53.2%	10/31/2024	DSW	18,654	38.0%	1/31/2028	Massage Envy	4,298	8.8%	2/28/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.24	Property		1	Crossroads Annex	0.1%	1.4%					609 Settlers Trace Boulevard	Lafayette	Lafayette	LA	70508	Retail	Anchored	2012	NAP	40,578	SF		789,564	789,564	789,564																											527,939	229,193	298,746	6/30/2023	T-12	645,992	179,545	466,447	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	879,244	339,124	540,120	6,087	28,405	505,629					7,100,000	As Is	7/16/2023			100.0%	9/1/2023	No	DSW	18,000	44.4%	1/31/2029	Petco	12,500	30.8%	1/31/2027	Popshelf	10,078	24.8%	8/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.25	Property		1	Tellico Village	0.1%	1.3%					101 Cheeyo Way	Loudon	Loudon	TN	37774	Retail	Anchored	2008	NAP	40,928	SF		732,103	732,103	732,103																											593,751	137,575	456,176	6/30/2023	T-12	532,907	122,661	410,245	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	615,342	138,650	476,692	13,097	28,650	434,945					6,600,000	As Is	7/9/2023			100.0%	9/1/2023	No	Food Lion, LLC	34,928	85.3%	12/16/2028	Preferred Pharmacy Tellico	2,400	5.9%	2/14/2025	Courtley Chiropractic	1,200	2.9%	3/31/2027	Salon Anew	1,200	2.9%	3/31/2026	Edward D. Jones & Co.	1,200	2.9%	1/31/2026	8/1/2023	NAP	8/4/2023	8/4/2023	6%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.26	Property		1	Walmart Neighborhood Market	0.1%	1.2%					10635, 10645, 10655 Dorchester Road	Summerville	Dorchester	SC	29485	Retail	Anchored	2015	NAP	51,441	SF		689,538	689,538	689,538																											684,680	226,771	457,909	6/30/2023	T-12	444,306	135,435	308,872	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	747,174	287,221	459,953	1,215	5,670	453,068					6,200,000	As Is	7/9/2023			100.0%	9/1/2023	No	Wal-Mart	42,141	81.9%	8/4/2035	Asian Bistro	3,300	6.4%	1/31/2026	Dominos Pizza	1,800	3.5%	9/27/2025	S&J Spirits	1,500	2.9%	10/1/2030	Sassy Me Nail Spa	1,500	2.9%	11/30/2025	8/1/2023	NAP	8/1/2023	8/1/2023	13%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.27	Property		1	PetSmart & Old Navy	0.1%	1.1%					2389-2409 Taylor Park Drive	Reynoldsburg	Fairfield	OH	43068	Retail	Anchored	2012	NAP	28,970	SF		632,077	632,077	632,077																											670,889	216,831	454,058	6/30/2023	T-12	580,443	188,775	391,668	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	640,400	228,872	411,528	4,346	20,279	386,904					5,700,000	As Is	7/17/2023			100.0%	9/1/2023	No	Old Navy	15,112	52.2%	10/31/2027	PetSmart	13,858	47.8%	9/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.28	Property		1	Sutters Creek	0.1%	1.0%					750, 760, 794 Sutter's Creek Boulevard	Rocky Mount	Nash	NC	27804	Retail	Anchored	1996	NAP	80,004	SF		572,487	572,487	572,487																											524,029	122,128	401,901	6/30/2023	T-12	487,408	129,648	357,760	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	559,611	201,316	358,295	20,801	56,003	281,491					5,150,000	As Is	7/12/2023			100.0%	9/1/2023	No	Hobby Lobby	55,710	69.6%	8/31/2031	Citi Trends	19,794	24.7%	11/30/2026	Mattress Firm	4,500	5.6%	9/30/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.29	Property		1	Mattress Firm & Panera Bread	0.1%	0.9%					38295-38305 Chestnut Ridge Road	Elyria	Lorain	OH	44035	Retail	Shadow Anchored	2016	NAP	8,800	SF		483,103	483,103	483,103																											418,001	83,533	334,468	6/30/2023	T-12	395,909	119,691	276,218	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	454,040	163,628	290,412	2,200	6,160	282,052					4,350,000	As Is	7/19/2023			100.0%	9/1/2023	No	Mattress Firm	4,500	51.1%	1/31/2027	Panera Bread	4,300	48.9%	3/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 12, 19, 21	1	AutoNation	6.1%	100.0%	Barclays, AREF2	Barclays, AREF2	NAP	NAP	200 Southwest 1st Avenue	Fort Lauderdale	Broward	FL	33301	Office	CBD	2007	NAP	205,956	SF	267.05	42,000,000	42,000,000	42,000,000	8.25000%	0.01840%	8.23160%	NAP	292,760.42	NAP	3,513,125.04	Interest Only	No	Actual/360	60	58	60	58	0	0	12/1/2023	2	6	1/6/2024	NAP	12/6/2028	12/6/2028	5	0	L(26),D(27),O(7)	10,474,739	4,494,234	5,980,505	9/30/2023	T-12	10,343,810	4,143,801	6,200,009	12/31/2022	T-12	9,593,629	3,703,208	5,890,421	12/31/2021	T-12	91.4%	11,258,615	4,817,557	6,441,058	57,668	285,022	6,098,368	1.40	1.33	11.7%	11.1%	102,500,000	As Is	11/15/2023	53.7%	53.7%	92.5%	10/31/2023	No	AutoNation	162,255	78.8%	12/31/2029	Janney Montgomery Scott, LLC	5,982	2.9%	12/31/2027	Callahan & Fusco	4,975	2.4%	5/31/2028	Palisades Hudson Financial Group	3,970	1.9%	1/31/2029	SRS National Net Lease Group	3,409	1.7%	9/30/2025	5/3/2023	NAP	5/3/2023	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP	0	117,194	132,172	44,057	0	4,806	0	2,000,000	0	0	0	0	0	0	129,475	25,745	Outstanding TI Reserve (Upfront: $120,550), Free Rent Reserve (Upfront: $8,925), AutoNation Rollover Reserve (Monthly: $25,744.50), AutoNation Renewal Reserve (Monthly: Springing)	AutoNation Renewal Reserve ($3,028,848)	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	42,000,000	13,000,000	90,616.32	383,376.74	NAP	NAP	55,000,000	383,376.74	53.7%	1.33	11.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Stiles Properties and Investments, Ltd.	Stiles Properties and Investments, Ltd.	No	No	Refinance	No	55,000,000	3,994,806	0	0	58,994,806	53,037,468	0	3,695,692	2,261,647	0	0	58,994,806	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	3.9%	68.1%	AREF2, Barclays	AREF2, Barclays	Group C	Yes	Various	Houston	Harris	TX	Various	Multifamily	Garden	Various	2019-2020	680	Units	79,513.89	27,350,000	27,350,000	27,350,000	7.26400%	0.01965%	7.24435%	NAP	167,858.09	NAP	2,014,297.08	Interest Only	No	Actual/360	120	116	120	116	0	0	10/5/2023	4	6	11/6/2023	NAP	10/6/2033	10/6/2033	0	0	L(28),D(88),O(4)	8,331,467	5,345,955	2,985,513	7/31/2023	T-12	8,327,246	5,079,839	3,247,406	12/31/2022	T-12	7,727,223	4,426,467	3,300,757	12/31/2021	T-12	85.2%	8,610,338	3,507,740	5,102,598	222,129	0	4,880,469	1.28	1.22	9.5%	9.1%	92,000,000	Various	Various	58.8%	58.8%	89.4%	8/15/2023																																	914,165	Springing	204,079	40,816	0	18,511	0	0	0	0	0	0	0	398,145	0	Springing	PFC Payments Reserve	0	NAP	NAP	Soft	In Place	Yes	No	Yes	No	27,350,000	27,300,000	167,551.22	335,409.31	NAP	NAP	54,650,000	335,409.31	58.8%	1.22	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Swapnil Agarwal	Swapnil Agarwal	No	No	Refinance		54,650,000	8,175,857	0	0	62,825,857	54,491,982	0	6,817,487	1,516,388	0	0	62,825,857	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Lakeside Forest	1.8%	46.9%					1251 Wilcrest Drive	Houston	Harris	TX	77042	Multifamily	Garden	1975	2019-2020	240	Units		12,818,717	12,818,717	12,818,717																											2,922,184	1,747,014	1,175,170	7/31/2023	T-12	2,957,721	1,731,241	1,226,481	12/31/2022	T-12	2,786,213	1,421,253	1,364,960	12/31/2021	T-12	81.5%	3,082,504	1,199,423	1,883,081	70,800	0	1,812,281					32,900,000	Prospective As Encumbered	10/1/2023			87.5%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023	NAP	NAP	No	Leasehold	10/5/2122	None	0	No																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	1.5%	37.8%					2235 Winrock Boulevard	Houston	Harris	TX	77057	Multifamily	Garden	1971	2019-2020	313	Units		10,344,456	10,344,456	10,344,456																											3,882,912	2,481,779	1,401,134	7/31/2023	T-12	3,876,144	2,332,188	1,543,956	12/31/2022	T-12	3,610,455	2,021,721	1,588,733	12/31/2021	T-12	86.5%	3,947,105	1,490,494	2,456,611	114,245	0	2,342,366					44,800,000	As Is, Encumbered	7/19/2023			90.1%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023	NAP	NAP	No	Leasehold	5/31/2122	None	0	No																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	0.6%	15.3%					6434 Ella Lee Lane	Houston	Harris	TX	77057	Multifamily	Garden	1963	2019-2020	127	Units		4,186,827	4,186,827	4,186,827																											1,526,371	1,117,162	409,209	7/31/2023	T-12	1,493,380	1,016,411	476,969	12/31/2022	T-12	1,330,556	983,492	347,063	12/31/2021	T-12	90.2%	1,580,729	817,824	762,905	37,084	0	725,821					14,300,000	As Is, Encumbered	7/19/2023			91.3%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023	NAP	NAP	No	Leasehold	5/31/2122	None	0	No																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	1.8%	31.9%	AREF2, Barclays	AREF2, Barclays	Group C	Yes	10000 Hammerly Boulevard	Houston	Harris	TX	77080	Multifamily	Garden	1974	2019-2020	328	Units	79,513.89	12,800,000	12,800,000	12,800,000	7.53200%	0.01965%	7.51235%	NAP	81,457.19	NAP	977,486.28	Interest Only	No	Actual/360	120	117	120	117	0	0	10/23/2023	3	6	12/6/2023	NAP	11/6/2033	11/6/2033	0	0	L(27),D(89),O(4)	3,987,915	2,160,629	1,827,286	8/31/2023	T-12	3,760,079	2,059,895	1,700,184	12/31/2022	T-12	3,439,007	1,766,582	1,672,424	12/31/2021	T-12	90.6%	3,994,259	1,474,851	2,519,408	113,488	0	2,405,920	1.28	1.22	9.5%	9.1%	44,300,000	Prospective As Encumbered	10/1/2023	58.8%	58.8%	91.5%	10/17/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023	NAP	NAP	No	Leasehold	10/22/2122	None	0	No	566,007	Springing	130,056	18,579	515,000	9,457	0	0	0	0	0	0	0	46,575	0	Springing	PFC Payments Reserve	0	NAP	NAP	Soft	In Place	Yes	No	Yes	No	12,800,000	12,700,000	80,820.80	162,277.99	NAP	NAP	25,500,000	162,277.99	58.8%	1.22	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Swapnil Agarwal	Swapnil Agarwal	No	No	Refinance	No	25,500,000	91,750	0	0	25,591,750	17,252,840	0	7,081,273	1,257,637	0	0	25,591,750	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	4.3%	100.0%	CREFI	BMO	NAP	NAP	441 East Erie Street	Chicago	Cook	IL	60611	Multifamily	High Rise	1986	2015	716	Units	189,944.13	30,000,000	30,000,000	30,000,000	6.88000%	0.02715%	6.85285%	NAP	174,388.89	NAP	2,092,666.68	Interest Only	No	Actual/360	120	118	120	118	0	0	11/27/2023	2	6	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(26),YM1(87),O(7)	18,536,311	8,365,611	10,170,700	7/31/2023	T-12	18,010,837	8,726,272	9,284,565	12/31/2022	T-12	16,868,370	8,052,400	8,815,970	12/31/2021	T-12	91.7%	21,736,552	8,473,297	13,263,255	209,647	17,195	13,036,413	1.40	1.37	9.8%	9.6%	256,800,000	Prospective As Complete - Proposed	5/31/2024	53.0%	53.0%	92.5%	10/20/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/6/2023	NAP	10/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	1,318,059	329,515	216,815	30,974	0	15,203	0	0	Springing	0	0	0	0	106,250	6,644,232	0	Sonder Base Rent Reserve ($3,624,131), Sonder Gap Rent Reserve ($1,812,061), Sonder Free Rent Reserve ($1,208,040)	0	NAP	NAP	Springing	Springing	Yes	Yes	Yes	No	30,000,000	106,000,000	616,174.07	790,562.96	NAP	NAP	136,000,000	790,562.96	53.0%	1.37	9.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	William O'Kane and Karen O'Kane	William O'Kane and Karen O'Kane	No	No	Refinance	No	136,000,000	22,164,897	0	6,644,232	164,809,129	153,800,522	0	2,723,251	8,285,356	0	0	164,809,129	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	2.9%	100.0%	AREF2	AREF2	NAP	NAP	7361 Laurel Canyon Boulevard	North Hollywood	Los Angeles	CA	91605	Industrial	Other	1985	NAP	61	Acres	329,760.92	20,000,000	20,000,000	20,000,000	7.53000%	0.01840%	7.51160%	NAP	127,243.06	NAP	1,526,916.72	Interest Only	No	Actual/360	60	59	60	59	0	0	12/28/2023	1	6	2/6/2024	NAP	1/6/2029	1/6/2029	0	0	L(25),D(30),O(5)	7,325,467	779,615	6,545,852	9/30/2023	T-12	7,017,450	740,322	6,277,128	12/31/2022	T-12	6,501,861	721,541	5,780,320	12/31/2021	T-12	95.0%	7,359,206	982,811	6,376,395	264,222	0	6,112,173	4.18	4.00	31.9%	30.6%	116,500,000	As Is	11/3/2023	17.2%	17.2%	100.0%	10/31/2023	No	Insurance Auto Auctions (IAA)	49	81.0%	6/30/2035	All Valley Dealers Auto Auction (AVDAA)	12	19.0%	12/31/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2023	NAP	11/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	0	0	0	0	0	0	0	0	0	3,000,000	0	Required Insurance Reserve	0	NAP	NAP	Hard	Springing	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay and Victoria M. Botsford	Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay and Victoria M. Botsford	No	No	Refinance	No	20,000,000	0	0	0	20,000,000	11,578,070	0	1,024,421	3,000,000	4,397,509	0	20,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	2.8%	100.0%	SGFC	SGFC	Group B	NAP	2224, 2518, 2919 and 3035 West Wisconsin Avenue	Milwaukee	Milwaukee	WI	53233	Multifamily	Garden	1925, 1930, 1964, 1965	2023	244	Units	79,538.56	19,440,000	19,407,407	13,322,651	7.18800%	0.01840%	7.16960%	152,919.65	NAP	1,835,035.80	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	240	239	12/20/2023	1	1	2/1/2024	2/1/2024	1/1/2034	1/1/2034	5	5	L(35),YM1(81),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,979,224	820,180	2,159,045	48,800	0	2,110,245	1.18	1.15	11.1%	10.9%	36,050,000	As Is	11/28/2023	53.8%	37.0%	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/4/2023, 12/5/2023	NAP	12/4/2023, 12/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	17,837	17,837	0	Springing	0	0	0	0	0	0	0	0	0	0	71,000	0	Static Insurance Reserve	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Youssef Berrada	Youssef Berrada	No	No	Refinance	No	19,440,000	0	0	0	19,440,000	17,546,692	0	604,984	88,837	1,199,487	0	19,440,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	2.5%	100.0%	AREF2	AREF2	NAP	NAP	9100, 9050, 9075, 9025 & 9277 Centre Pointe Drive	West Chester	Butler	OH	45069	Office	Suburban	2000-2007	NAP	640,177	SF	74.43	17,650,000	17,650,000	17,223,761	7.02400%	0.01965%	7.00435%	117,710.52	104,746.21	1,412,526.24	1,256,954.52	Interest Only, Amortizing Balloon	No	Actual/360	90	83	120	113	360	360	6/22/2023	7	6	8/6/2023	2/6/2031	7/6/2033	7/6/2033	0	0	L(31),D(85),O(4)	10,692,107	5,610,235	5,081,872	3/31/2023	T-12	9,979,761	5,403,143	4,576,618	12/31/2022	T-12	10,680,528	4,961,731	5,718,797	12/31/2021	T-12	82.7%	12,419,184	5,610,831	6,808,354	128,035	1,280,354	5,399,965	1.79	1.42	14.3%	11.3%	70,200,000	As Is	4/17/2023	67.9%	66.2%	82.1%	5/31/2023	No	Synchrony	53,194	8.3%	10/31/2027	Contech Construction Products	44,814	7.0%	7/31/2031	Pilot Chemical Company of Ohio	37,533	5.9%	5/31/2029	3dB Labs, Inc.	32,998	5.2%	5/31/2027	Clarkwestern Dietrich Building Systems, LLC	24,944	3.9%	10/31/2027	1/27/2023, 1/30/2023	NAP	1/30/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	148,910	148,910	33,333	8,333	0	10,670	0	0	106,696	5,000,000	0	0	0	77,284	3,978,696	0	Outstanding TI/LC Reserve ($3,636,322.35), Free Rent Reserve ($235,797.20), Existing Insurance Claim Reserve ($106,576.25)	0	NAP	NAP	Hard	In Place	Yes	Yes	Yes	No	17,650,000	30,000,000	200,074.53	317,785.05	NAP	NAP	47,650,000	317,785.05	67.9%	1.42	14.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Yaron Kandelker	Yaron Kandelker	No	No	Acquisition	No	47,650,000	19,059,846	0	4,228,435	70,938,281	0	64,500,000	2,200,058	4,238,223	0	0	70,938,281	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	18, 30	1	Rillito Crossing Marketplace	2.4%	100.0%	GACC	GACC	NAP	NAP	4206-4282 North 1st Avenue	Tucson	Pima	AZ	85719	Retail	Anchored	2008	NAP	96,424	SF	173.71	16,750,000	16,750,000	16,750,000	7.29800%	0.01840%	7.27960%	NAP	103,282.75	NAP	1,239,393.00	Interest Only	No	Actual/360	120	119	120	119	0	0	12/22/2023	1	6	2/6/2024	NAP	1/6/2034	1/6/2034	0	0	L(25),D(90),O(5)	2,267,450	589,262	1,678,188	8/1/2023	T-12	2,216,461	525,044	1,691,417	12/31/2022	T-12	2,251,832	555,012	1,696,819	12/31/2021	T-12	95.0%	2,448,127	536,646	1,911,480	19,285	96,424	1,795,771	1.54	1.45	11.4%	10.7%	27,400,000	As Is	10/30/2023	61.1%	61.1%	95.7%	12/15/2023	No	LA Fitness	49,920	51.8%	12/31/2028	Sprouts	25,650	26.6%	1/31/2029	Sola Salons	5,549	5.8%	11/30/2027	L&L Hawaiian BBQ	2,251	2.3%	11/30/2033	Dao's Tai Pan's	2,090	2.2%	2/28/2025	11/2/2023	NAP	11/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	97,659	19,532	9,263	3,088	0	1,607	38,570	130,000	8,035	192,848	0	0	0	0	5,627	0	Free Rent Reserve	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Matthew Sandretto, Alisa Kolodizner, Anand Sheth	Matthew Sandretto and Alisa Kolodizner	No	No	Acquisition	No	16,750,000	12,002,533	0	0	28,752,533	0	27,525,000	984,984	242,549	0	0	28,752,533	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	2.4%	100.0%	Barclays	Barclays	NAP	NAP	18872, 18912 and 18952 MacArthur Boulevard	Irvine	Orange	CA	92612	Office	CBD	1975	2020-2022	97,628	SF	169.01	16,500,000	16,500,000	15,680,356	7.30000%	0.01840%	7.28160%	113,119.20	101,769.10	1,357,430.40	1,221,229.20	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360	1/12/2024	0	6	3/6/2024	3/6/2029	2/6/2034	2/6/2034	0	0	L(24),D(89),O(7)	2,590,791	1,174,822	1,415,969	9/30/2023	T-12	769,018	960,651	(191,633)	12/31/2022	T-12	438	753,892	(753,454)	12/31/2021	T-12	92.5%	3,395,171	1,146,632	2,248,539	24,407	96,940	2,127,192	1.66	1.57	13.6%	12.9%	32,100,000	As Is	10/18/2023	51.4%	48.8%	100.0%	12/20/2023	No	Colab Space	17,592	18.0%	8/31/2029	Twinsteps Architecture	6,000	6.1%	5/31/2027	The Legacy Lawyers	5,889	6.0%	6/30/2028	Discovery Practice Management	5,841	6.0%	5/31/2030	Acrisure of California	5,788	5.9%	3/31/2028	10/20/2023	NAP	10/18/2023	10/18/2023	11%	No	Fee	NAP	NAP	NAP	NAP	44,624	44,624	0	Springing	0	2,359	0	500,000	12,204	0	0	0	0	50,625	221,235	0	Free Rent Reserve	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Peter Donald Cao	Peter Donald Cao	No	No	Recapitalization	No	16,500,000	15,619,127	0	0	32,119,127	0	0	802,643	816,484	30,500,000	0	32,119,127	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	2.4%	100.0%	SGFC	SGFC	Group B	NAP	8831-8843 North 96th Street	Milwaukee	Milwaukee	WI	53224	Multifamily	Garden	1971	2014	168	Units	98,050.34	16,500,000	16,472,458	11,319,478	7.21660%	0.01840%	7.19820%	130,078.33	NAP	1,560,939.96	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	240	239	12/29/2023	1	1	2/1/2024	2/1/2024	1/1/2034	1/1/2034	5	5	L(35),YM1(81),O(4)	2,458,053	446,432	2,011,620	11/30/2023	T-12	2,100,131	496,702	1,603,428	12/31/2022	T-12	1,669,108	475,044	1,194,065	12/31/2021	T-12	95.0%	2,472,389	625,794	1,846,595	33,600	0	1,812,995	1.18	1.16	11.2%	11.0%	30,400,000	As Is	12/8/2023	54.2%	37.2%	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/13/2023	NAP	12/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	16,964	16,964	0	Springing	0	0	0	0	0	0	0	0	0	0	65,000	0	Static Insurance Reserve	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Youssef Berrada	Youssef Berrada	No	No	Refinance	No	16,500,000	0	0	0	16,500,000	14,060,806	0	470,444	81,964	1,886,786	0	16,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	2.3%	100.0%	SMC	SMC	NAP	NAP	920 Houston Avenue	Pasadena	Harris	TX	77502	Multifamily	Garden	1964	2020	367	Units	44,141.69	16,200,000	16,200,000	16,200,000	7.57600%	0.01840%	7.55760%	NAP	103,696.50	NAP	1,244,358.00	Interest Only	No	Actual/360	120	120	120	120	0	0	1/17/2024	0	6	3/6/2024	NAP	2/6/2034	2/6/2034	0	0	L(24),YM1(92),O(4)	3,240,864	1,473,011	1,767,853	11/30/2023	T-12	3,083,824	1,386,893	1,696,931	12/31/2022	T-12	2,833,190	1,288,411	1,544,779	12/31/2021	T-12	91.0%	3,240,864	1,563,435	1,677,430	91,750	0	1,585,680	1.35	1.27	10.4%	9.8%	25,200,000	As Is	11/15/2023	64.3%	64.3%	95.1%	10/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/22/2023	NAP	11/22/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	105,084	52,542	41,790	11,798	240,000	15,292	0	0	0	0	0	0	0	62,531	0	0		0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Gary W. Gates, Jr.	Gary W. Gates, Jr.	No	No	Refinance	No	16,200,000	0	0	0	16,200,000	13,363,509	0	923,947	449,405	1,463,139	0	16,200,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	2.3%	100.0%	SGFC	SGFC	Group B	NAP	7401-7535 West Silver Spring Drive and 6809-6951 North 60th Street	Milwaukee	Milwaukee	WI	53218, 53223	Multifamily	Garden	1971	2014	160	Units	99,209.12	15,900,000	15,873,459	10,907,860	7.21660%	0.01840%	7.19820%	125,348.21	NAP	1,504,178.52	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	240	239	12/28/2023	1	1	2/1/2024	2/1/2024	1/1/2034	1/1/2034	5	5	L(35),YM1(81),O(4)	2,367,259	473,670	1,893,589	11/30/2023	T-12	1,810,374	497,172	1,313,202	12/31/2022	T-12	1,515,957	491,674	1,024,283	12/31/2021	T-12	95.0%	2,388,418	623,862	1,764,556	32,000	0	1,732,556	1.17	1.15	11.1%	10.9%	29,400,000	As Is	12/8/2023	54.0%	37.1%	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/13/2023	NAP	12/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	16,483	16,483	0	Springing	0	0	0	0	0	0	0	0	0	0	64,000	0	Static Insurance Reserve	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Youssef Berrada	Youssef Berrada	No	No	Refinance	No	15,900,000	0	0	0	15,900,000	13,323,345	0	488,357	80,483	2,007,815	0	15,900,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	2.3%		AREF2, Barclays	AREF2	Group C	NAP	Various	Various	Various	TX	Various	Multifamily	Garden	Various	Various	1,001	Units	81,528.47	15,610,000	15,610,000	15,610,000	7.36400%	0.01840%	7.34560%	NAP	97,123.83	NAP	1,165,485.96	Interest Only	No	Actual/360	120	116	120	116	0	0	10/4/2023	4	6	11/6/2023	NAP	10/6/2033	10/6/2033	0	0	L(28),D(88),O(4)	13,433,996	8,208,138	5,225,858	7/31/2023	T-12	12,890,868	8,249,406	4,641,462	12/31/2022	T-12	11,148,338	7,322,649	3,825,690	12/31/2021	T-12	82.4%	13,749,554	5,866,508	7,883,046	250,250	0	7,632,796	1.29	1.25	9.7%	9.4%	127,400,000	Prospective As Encumbered	10/1/2023	64.1%	64.1%	86.4%	8/15/2023																																	395,182	Springing	251,319	50,264	876,000	20,854	0	0	0	0	0	0	0	1,613,726	0	Springing	PFC Payments Reserve	0	NAP	NAP	Soft	In Place	Yes	No	Yes	No	15,610,000	66,000,000	410,645.28	507,769.11	NAP	NAP	81,610,000	507,769.11	64.1%	1.25	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Swapnil Agarwal	Swapnil Agarwal	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	The Muse	1.7%	77.7%					3035 West Pentagon Parkway	Dallas	Dallas	TX	75233	Multifamily	Garden	1969	2018	804	Units		12,136,435	12,136,435	12,136,435																											10,825,369	6,670,410	4,154,959	7/31/2023	T-12	10,261,009	6,666,233	3,594,776	12/31/2022	T-12	8,719,438	5,929,828	2,789,610	12/31/2021	T-12	82.8%	10,876,871	4,678,366	6,198,505	201,000	0	5,997,505					97,600,000	Prospective As Encumbered	10/1/2023			86.7%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023	NAP	NAP	Yes - AE	Leasehold	10/4/2122	None	0	No																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Eden Pointe	0.5%	22.3%					1307 Wilcrest Drive	Houston	Harris	TX	77042	Multifamily	Garden	1972	2019-2020	197	Units		3,473,565	3,473,565	3,473,565																											2,608,627	1,537,728	1,070,899	7/31/2023	T-12	2,629,858	1,583,173	1,046,685	12/31/2022	T-12	2,428,900	1,392,821	1,036,080	12/31/2021	T-12	80.8%	2,872,683	1,188,141	1,684,542	49,250	0	1,635,292					29,800,000	Prospective As Encumbered	10/1/2023			85.3%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023	NAP	NAP	No	Leasehold	10/4/2122	None	0	No																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, 16	4	WWG 4-Property Portfolio	2.2%		Barclays	Barclays	NAP	NAP	Various	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	207,424	SF	73.52	15,250,000	15,250,000	15,250,000	6.70400%	0.01840%	6.68560%	NAP	86,379.95	NAP	1,036,559.40	Interest Only	No	Actual/360	120	118	120	118	0	0	11/15/2023	2	6	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(24),YM1(89),O(7)	3,188,482	1,213,165	1,975,318	9/30/2023	T-12	2,885,669	950,114	1,935,555	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	86.1%	3,297,694	1,286,761	2,010,933	20,742	0	1,990,191	1.94	1.92	13.2%	13.1%	41,870,000	As Is	Various	36.4%	36.4%	84.7%	10/10/2023																																	73,491	36,746	0	Springing	0	1,725	41,409	0	0	0	0	0	0	27,244	0	0		0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Gary Sugarman	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Gary Sugarman	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Renton, WA	0.9%	41.0%					1105 Sunset Boulevard Northeast	Renton	King	WA	98056	Self Storage	Self Storage	2000	2022	60,602	SF		6,250,000	6,250,000	6,250,000																											1,217,351	466,568	750,783	9/30/2023	T-12	1,039,764	418,787	620,977	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	91.7%	1,284,704	463,095	821,609	6,060	0	815,549					16,090,000	As Is	10/12/2023			90.7%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/25/2023	10/25/2023	8%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Los Banos, CA	0.5%	22.9%					420 Mercey Springs Road	Los Banos	Merced	CA	93635	Self Storage	Self Storage	1989	NAP	56,650	SF		3,490,000	3,490,000	3,490,000																											776,284	293,716	482,568	9/30/2023	T-12	868,624	188,806	679,818	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	82.4%	780,650	319,334	461,315	5,665	0	455,650					9,350,000	As Is	10/23/2023			85.2%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/25/2023	10/25/2023	7%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Glendale, AZ	0.4%	18.3%					7048 North 43rd Avenue	Glendale	Maricopa	AZ	85301	Self Storage	Self Storage	1977	NAP	50,848	SF		2,785,000	2,785,000	2,785,000																											609,588	247,999	361,589	9/30/2023	T-12	363,606	217,465	146,140	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	77.8%	628,000	258,799	369,200	5,085	0	364,116					9,430,000	As Is	10/17/2023			73.5%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Ripon, CA	0.4%	17.9%					640 West Milgeo Avenue	Ripon	San Joaquin	CA	95366	Self Storage	Self Storage	1994	NAP	39,324	SF		2,725,000	2,725,000	2,725,000																											585,260	204,882	380,378	9/30/2023	T-12	613,676	125,057	488,619	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	89.3%	604,341	245,533	358,808	3,932	0	354,876					7,000,000	As Is	10/23/2023			89.4%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/25/2023	10/25/2023	6%	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	2.2%	100.0%	AREF2, GSBI	AREF2	NAP	NAP	2150 Town Square Place	Sugar Land	Fort Bend	TX	77479	Mixed Use	Office / Retail	2003	2019-2022	803,247	SF	130.72	15,000,000	15,000,000	15,000,000	7.96600%	0.01840%	7.94760%	NAP	100,957.99	NAP	1,211,495.88	Interest Only	No	Actual/360	60	57	60	57	0	0	11/3/2023	3	6	12/6/2023	NAP	11/6/2028	11/6/2028	0	0	L(27),D(26),O(7)	25,812,548	13,707,487	12,105,061	9/30/2023	T-12	25,030,189	13,191,986	11,838,203	12/31/2022	T-12	24,653,353	12,402,273	12,251,080	12/31/2021	T-12	75.3%	26,423,334	14,017,142	12,406,192	160,649	1,004,059	11,241,484	1.46	1.33	11.8%	10.7%	209,000,000	As Is	9/22/2023	50.2%	50.2%	72.0%	10/1/2023	No	Coffeyville Resources	51,175	6.4%	5/31/2035	Southwest Water	41,114	5.1%	12/31/2038	Industrial Info Resources, Inc	25,298	3.1%	8/31/2030	Contract Land Staff, LLC	24,458	3.0%	1/31/2025	Amica Mutual Insurance	22,721	2.8%	7/31/2029	9/29/2023	NAP	9/29/2023	NAP	NAP	No	Fee / Leasehold	9/30/2102	None	10	No	0	Springing	0	Springing	0	13,387	0	5,750,000	Springing	5,750,000	0	0	0	0	22,108,718	0	Outstanding TI/LC Reserve ($10,496,773.52), Free and Gap Rent Reserve ($6,611,943.99), Earnout Reserve ($5,000,000)	0	5,000,000	$5,000,000 deposited into the Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement.	Hard	Springing	Yes	Yes	Yes	No	15,000,000	90,000,000	605,747.91	706,705.90	NAP	NAP	105,000,000	706,705.90	50.2%	1.33	11.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Lionstone Commercial Real Estate Alpha Driver Partners, L.P.	Lionstone Commercial Real Estate Alpha Driver Partners, L.P.	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6	3	LC MHC Portfolio	2.1%		KeyBank	KeyBank	NAP	NAP	Various	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	Various	346	Pads	41,834.39	14,474,700	14,474,700	14,474,700	6.70000%	0.02715%	6.67285%	NAP	81,939.53	NAP	983,274.36	Interest Only	No	Actual/360	120	119	120	119	0	0	12/19/2023	1	1	2/1/2024	NAP	1/1/2034	1/1/2034	0	0	L(24),YM1(90),O(6)	1,740,702	541,645	1,199,057	10/31/2023	T-12	1,632,598	718,581	914,017	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	94.6%	1,925,124	574,582	1,350,542	17,300	0	1,333,242	1.37	1.36	9.3%	9.2%	24,200,000	As Is	Various	59.8%	59.8%	98.0%	12/1/2023																																	24,750	9,652	44,261	5,608	1,442	1,442	0	0	0	0	0	0	0	0	0	0		0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Rohun Khanna and Eddie Baurer	Rohun Khanna and Eddie Baurer	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Live Oaks	1.0%	47.5%					475 Landis Lane	Mt. Washington	Bullitt	KY	40047	Manufactured Housing	Manufactured Housing	1960	NAP	142	Pads		6,878,473	6,878,473	6,878,473																											794,934	247,110	547,824	10/31/2023	T-12	773,410	352,647	420,763	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	94.3%	901,648	251,368	650,280	7,100	0	643,180					11,500,000	As Is	11/17/2023			95.1%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2023	NAP	11/20/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Ponderosa Manor	0.8%	36.0%					1302 Woodland Drive	Elizabethtown	Hardin	KY	42701	Manufactured Housing	Manufactured Housing	1971	NAP	130	Pads		5,203,715	5,203,715	5,203,715																											625,188	196,991	428,197	10/31/2023	T-12	582,265	265,581	316,684	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	690,805	206,781	484,024	6,500	0	477,524					8,700,000	As Is	11/17/2023			100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2023	NAP	11/20/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Mills Estates	0.3%	16.5%					204 and 220 Mills Street	Scott	Lafayette	LA	70583	Manufactured Housing	Manufactured Housing	1999	2022	74	Pads		2,392,512	2,392,512	2,392,512																											320,580	97,544	223,036	10/31/2023	T-12	276,924	100,354	176,570	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	332,671	116,433	216,238	3,700	0	212,538					4,000,000	As Is	11/9/2023			100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2023	NAP	11/20/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	30	1	Lake Point & The Oaks	2.0%	100.0%	BSPRT	BSPRT	NAP	NAP	2301 North Broadway Street and 800 North Davidson Street	Greensburg	Decatur	IN	47240	Multifamily	Garden	1968-1977, 2002-2019	NAP	259	Units	52,895.75	13,700,000	13,700,000	13,700,000	7.24000%	0.01840%	7.22160%	NAP	83,804.68	NAP	1,005,656.16	Interest Only	No	Actual/360	120	120	120	120	0	0	1/10/2024	0	6	3/6/2024	NAP	2/6/2034	2/6/2034	0	0	L(24),D(92),O(4)	2,299,286	974,534	1,324,752	11/30/2023	T-12	2,202,739	974,244	1,228,495	12/31/2022	T-12	2,305,724	911,652	1,394,072	12/31/2021	T-12	93.9%	2,402,951	1,106,239	1,296,712	64,750	0	1,231,962	1.29	1.23	9.5%	9.0%	22,400,000	As Is	1/5/2024	61.2%	61.2%	94.6%	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/5/2023	NAP	5/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	85,769	21,442	39,166	13,055	0	5,396	0	0	0	0	0	0	0	112,526	0	0		0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Norman C. Schlemmer, Norman C. Schlemmer III, The Norman C. Schlemmer III Revocable Trust u/a/d, 09/15/16	Norman C. Schlemmer, Norman C. Schlemmer III, The Norman C. Schlemmer III Revocable Trust u/a/d, 09/15/16	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	1.8%	100.0%	GACC	GACC	NAP	NAP	15111-15129 Main Street	Mill Creek	Snohomish	WA	98012	Retail	Shadow Anchored	2007	NAP	48,090	SF	265.13	12,750,000	12,750,000	12,750,000	7.49200%	0.07715%	7.41485%	NAP	80,708.09	NAP	968,497.08	Interest Only	No	Actual/360	120	119	120	119	0	0	12/7/2023	1	6	2/6/2024	NAP	1/6/2034	1/6/2034	0	0	L(24),YM1(92),O(4)	1,703,572	458,028	1,245,544	10/31/2023	T-12	1,882,980	411,763	1,471,217	12/31/2022	T-12	1,706,940	437,302	1,269,638	12/31/2021	T-12	95.0%	1,870,447	529,572	1,340,875	9,618	48,090	1,283,167	1.38	1.32	10.5%	10.1%	20,700,000	As Is	10/26/2023	61.6%	61.6%	96.6%	11/30/2023	No	Banner Bank	3,123	6.5%	12/15/2024	Forum Dental. Meng Ho, DDS	2,784	5.8%	9/1/2032	RE/MAX Realty	2,732	5.7%	11/30/2024	Massage Envy	2,670	5.6%	5/31/2027	Inflection Wealth Management	2,665	5.5%	8/1/2035	11/6/2023	NAP	11/6/2023	11/3/2023	7%	No	Fee	NAP	NAP	NAP	NAP	48,529	12,132	5,800	2,900	0	802	19,236	0	4,008	96,180	0	0	0	0	34,830	2,599	Free Rent Reserve (Upfront: $34,830), Condominium Assessment Reserve (Monthly: $2,598.83)	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Vien D. Bui	Vien D. Bui	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio	1.8%		AREF2	AREF2	NAP	NAP	Various	Bethlehem	Northampton	PA	18017	Various	Various	Various	NAP	272,889	SF	44.87	12,250,000	12,243,568	11,677,823	7.55000%	0.01840%	7.53160%	86,073.58	NAP	1,032,882.96	NAP	Amortizing Balloon	No	Actual/360	0	0	60	59	360	359	1/4/2024	1	6	2/6/2024	2/6/2024	1/6/2029	1/6/2029	0	0	L(25),D(28),O(7)	4,264,137	2,238,687	2,025,450	9/30/2023	T-12	4,199,196	2,102,864	2,096,332	12/31/2022	T-12	4,183,051	2,014,256	2,168,795	12/31/2021	T-12	70.7%	4,514,175	2,253,720	2,260,455	54,578	26,445	2,179,432	2.19	2.11	18.5%	17.8%	31,200,000	As Is	11/2/2023	39.2%	37.4%	70.3%	Various																																	254,032	63,508	106,598	10,660	0	4,548	0	1,100,000	11,370	0	0	0	0	419,198	298,910	0	Unfunded Obligations Reserve ($276,962.09), Free Rent Reserve ($21,948.35)	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Zachariah Cobrinik and Lisa Pektor	Zachariah Cobrinik and Lisa Pektor	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway	0.5%	29.2%					1525 Valley Center Parkway	Bethlehem	Northampton	PA	18017	Office	Suburban	1999	NAP	75,000	SF		3,580,300	3,578,420	3,413,070																											1,348,415	735,983	612,432	9/30/2023	T-12	1,358,198	705,392	652,806	12/31/2022	T-12	1,327,749	647,903	679,846	12/31/2021	T-12	68.9%	1,316,791	737,309	579,482	15,000	15,500	548,982					7,250,000	As Is	11/2/2023			62.6%	12/1/2023	No	CliftonLarsen	22,318	29.8%	10/31/2032	Service Access & Management	6,000	8.0%	10/31/2029	Mariner Wealth	5,416	7.2%	10/31/2025	U-Pol	4,028	5.4%	11/30/2024	Viner Finance	3,685	4.9%	10/31/2028	11/7/2023	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	1480 Valley Center Parkway	0.5%	26.0%					1480 Valley Center Parkway	Bethlehem	Northampton	PA	18017	Industrial	Flex	1991	NAP	51,793	SF		3,187,400	3,185,727	3,038,522																											1,143,380	356,300	787,080	9/30/2023	T-12	1,122,739	325,953	796,786	12/31/2022	T-12	1,121,117	323,494	797,623	12/31/2021	T-12	100.0%	1,169,239	351,434	817,805	10,359	3,897	803,550					8,900,000	As Is	11/2/2023			100.0%	1/4/2024	Yes	Flowserve US Inc.	51,793	100.0%	12/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	1455 Valley Center Parkway	0.3%	19.0%					1455 Valley Center Parkway	Bethlehem	Northampton	PA	18017	Office	Suburban	1996	NAP	54,118	SF		2,323,400	2,322,180	2,214,878																											886,415	391,006	495,409	9/30/2023	T-12	851,721	373,784	477,937	12/31/2022	T-12	722,663	374,833	347,830	12/31/2021	T-12	72.3%	862,881	396,820	466,060	10,824	5,059	450,178					4,850,000	As Is	11/2/2023			74.8%	12/1/2023	No	Life Insurance Co. of North America	27,343	50.5%	1/31/2029	Masters Construction	13,132	24.3%	2/28/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	1510 Valley Center Parkway	0.2%	14.1%					1510 Valley Center Parkway	Bethlehem	Northampton	PA	18017	Industrial	Flex	1989	NAP	48,208	SF		1,722,300	1,721,396	1,641,854																											486,513	286,090	200,423	9/30/2023	T-12	338,109	265,144	72,965	12/31/2022	T-12	382,588	267,573	115,015	12/31/2021	T-12	58.3%	638,280	290,795	347,485	9,642	2,104	335,739					6,300,000	As Is	11/2/2023			60.8%	12/1/2023	No	Mission Autism Clinics	16,555	34.3%	12/31/2031	IQVIA	8,739	18.1%	11/30/2027	Rotech Health	4,000	8.3%	10/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	1495 Valley Center Parkway	0.2%	11.7%					1495 Valley Center Parkway	Bethlehem	Northampton	PA	18017	Office	Suburban	1991	NAP	43,770	SF		1,436,600	1,435,846	1,369,499																											399,414	469,308	(69,894)	9/30/2023	T-12	528,429	432,591	95,838	12/31/2022	T-12	628,934	400,453	228,481	12/31/2021	T-12	51.8%	526,984	477,361	49,622	8,754	(115)	40,983					3,900,000	As Is	11/2/2023			53.2%	12/1/2023	No	Stiltz Lifts	12,490	28.5%	4/30/2028	Miller-Keystone Blood Ctr	10,614	24.2%	2/28/2030	Ragnar & Rollo Industries	187	0.4%	10/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 12, 26	1	Creekside Town Center	1.6%	100.0%	3650 REIT 2	BMO	NAP	NAP	1180-1256 Galleria Boulevard	Roseville	Placer	CA	95678	Retail	Anchored	1999-2001	NAP	360,891	SF	198.19	11,000,000	11,000,000	11,000,000	7.28000%	0.01840%	7.26160%	NAP	67,660.19	NAP	811,922.28	Interest Only	No	Actual/360	120	116	120	116	0	0	9/28/2023	4	5	11/5/2023	NAP	10/5/2033	10/5/2033	0	0	L(28),D(87),O(5)	10,110,076	2,515,237	7,594,839	7/31/2023	T-12	9,604,742	2,390,218	7,214,524	12/31/2022	T-12	9,186,860	2,304,172	6,882,688	12/31/2021	T-12	95.3%	10,656,860	2,629,901	8,026,958	54,134	20,668	7,952,156	1.52	1.51	11.2%	11.1%	125,600,000	As Is	8/25/2023	56.9%	56.9%	95.6%	8/30/2023	No	Best Buy	46,005	12.7%	1/31/2026	Burlington Coat Factory	37,212	10.3%	1/31/2026	Bobs Discount Furniture	34,456	9.5%	5/31/2032	Nordstrom Rack	32,794	9.1%	8/31/2026	Marshalls	30,709	8.5%	1/31/2027	8/2/2023	NAP	6/22/2023	9/14/2023	3%	No	Fee	NAP	NAP	NAP	NAP	104,378	104,378	20,555	20,555	0	0	0	2,500,000	Springing	1,500,000	0	0	0	0	185,505	Springing	Outstanding TI/LC Reserve (Upfront: $185,505.15), DSCR Trigger Reserve (Monthly: Springing)	0	NAP	NAP	Springing	Springing	Yes	No	Yes	No	11,000,000	60,525,000	372,284.79	439,944.98	NAP	NAP	71,525,000	439,944.98	56.9%	1.51	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Cane Living Trust Dated February 17, 1981 and The Ronald and Mary Ellen Cane 1996 Irrevocable Trust	Cane Living Trust Dated February 17, 1981 and The Ronald and Mary Ellen Cane 1996 Irrevocable Trust	No	No	Acquisition	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	13, 16, 23	1	5600 West Adams	1.4%	100.0%	DBRI	GACC	NAP	NAP	5600 West Adams Boulevard	Los Angeles	Los Angeles	CA	90016	Office	Suburban	2021	NAP	31,535	SF	317.11	10,000,000	10,000,000	10,000,000	7.49000%	0.01840%	7.47160%	NAP	63,283.56	NAP	759,402.72	Interest Only	No	Actual/360	120	118	120	118	0	0	11/8/2023	2	6	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(26),D(87),O(7)	1,698,748	750,949	947,799	6/30/2023	T-12	891,618	411,313	480,305	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	2,047,913	711,390	1,336,523	6,307	31,535	1,298,681	1.76	1.71	13.4%	13.0%	20,300,000	As Is	8/11/2023	49.3%	49.3%	100.0%	8/31/2023	No	Signal Brands	21,911	69.5%	2/28/2033	Donaldson Callif Perez, LLP	9,624	30.5%	2/28/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/23/2023	NAP	8/19/2023	8/21/2023	11%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	526	0	0	Springing	0	0	0	0	0	0	0		0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Richard Scott Ressler, Avraham Shemesh and/or Shaul Kuba	SKR Holdings, LLC	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments	1.4%	100.0%	LMF	LMF	NAP	NAP	10 Marshall Street	Hartford	Hartford	CT	06105	Multifamily	Mid Rise	1973	2021-2023	115	Units	82,173.91	9,450,000	9,450,000	9,450,000	7.74000%	0.01840%	7.72160%	NAP	61,799.06	NAP	741,588.72	Interest Only	No	Actual/360	120	118	120	118	0	0	11/21/2023	2	6	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(11),YM1(105),O(4)	1,479,171	634,036	845,135	9/30/2023	T-12	1,452,870	627,468	825,402	12/31/2022	T-12	1,435,207	598,181	837,026	12/31/2021	T-12	96.0%	1,602,620	618,361	984,259	23,000	0	961,259	1.33	1.30	10.4%	10.2%	13,500,000	As Is	10/23/2023	70.0%	70.0%	96.5%	11/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2023	NAP	11/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	23,045	20,656	3,279	0	1,917	0	0	0	0	0	0	0	0	0	0		0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Benjamin Weinstein	Benjamin Weinstein	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	1.4%	100.0%	SGFC	SGFC	Group B	NAP	3017 West Highland Boulevard, 3133 West Wisconsin Avenue, 3414 West Wisconsin Avenue and 845 North 26th Street	Milwaukee	Milwaukee	WI	53208	Multifamily	Garden	1914, 1923, 1964, 1967	2016, 2018	118	Units	79,519.44	9,415,000	9,383,294	6,451,887	7.18000%	0.01840%	7.16160%	74,015.10	NAP	888,181.20	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	240	238	11/17/2023	2	1	1/1/2024	1/1/2024	12/1/2033	12/1/2033	5	5	L(35),YM1(81),O(4)	1,378,128	344,895	1,033,233	9/30/2023	T-12	1,311,837	348,811	963,026	12/31/2022	T-12	1,245,136	311,422	933,714	12/31/2021	T-12	95.0%	1,424,968	403,518	1,021,450	0	0	1,021,450	1.15	1.15	10.9%	10.9%	15,600,000	As Is	10/26/2023	60.1%	41.4%	100.0%	9/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2023, 11/2/2023	NAP	10/31/2023, 11/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	95,229	7,936	0	Springing	0	0	0	0	0	0	0	0	0	0	50,000	0	Static Insurance Reserve	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Youssef Berrada	Youssef Berrada	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	1.3%	100.0%	Barclays, GSBI	Barclays	NAP	NAP	915 Ridgewalk Parkway	Woodstock	Cherokee	GA	30188	Retail	Outlet Center	2012	NAP	405,146	SF	195.81	9,330,000	9,330,000	9,330,000	7.85000%	0.01840%	7.83160%	NAP	61,881.44	NAP	742,577.28	Interest Only	No	Actual/360	120	116	120	116	0	0	10/3/2023	4	6	11/6/2023	NAP	10/6/2033	10/6/2033	0	0	L(28),D(85),O(7)	15,397,806	4,458,904	10,938,902	7/31/2023	T-12	15,027,489	4,474,546	10,552,943	12/31/2022	T-12	13,741,626	4,674,036	9,067,590	12/31/2021	T-12	96.0%	16,520,639	4,733,026	11,787,613	81,029	607,719	11,098,864	1.87	1.76	14.9%	14.0%	158,000,000	As Is	8/27/2023	50.2%	50.2%	95.9%	8/1/2023	No	Saks Fifth Avenue Off Fifth	24,807	6.1%	7/31/2028	Nike Factory Store	13,692	3.4%	1/31/2029	Forever 21	10,644	2.6%	1/31/2033	Adidas	9,054	2.2%	1/31/2031	Polo Ralph Lauren	8,049	2.0%	11/30/2024	9/5/2023	NAP	9/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	123,910	61,955	0	Springing	0	Springing	0	867,000	Springing	0	0	0	0	0	897,915	0	Outstanding TI Reserve	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	9,330,000	70,000,000	464,276.62	526,158.06	NAP	NAP	79,330,000	526,158.06	50.2%	1.76	14.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	CBL & Associates Limited Partnership and Horizon Group Properties, Inc.	CBL & Associates Limited Partnership and Horizon Group Properties, Inc.	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	18, 19, 23, 24	1	White Horse Plaza	1.3%	100.0%	UBS AG	UBS AG	NAP	NAP	6119 White Horse Road	Greenville	Greenville	SC	29611	Retail	Anchored	1988	2005	159,114	SF	54.65	8,700,000	8,694,893	7,628,608	7.20500%	0.01840%	7.18660%	59,084.02	NAP	709,008.24	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	12/29/2023	1	6	2/6/2024	2/6/2024	1/6/2034	1/6/2034	0	0	L(25),D(91),O(4)	1,294,758	322,210	972,548	11/30/2023	T-12	1,209,009	324,401	884,608	12/31/2022	T-12	1,081,568	315,945	765,623	12/31/2021	T-12	95.0%	1,500,961	348,990	1,151,971	63,646	82,846	1,005,480	1.62	1.42	13.2%	11.6%	16,800,000	As Is	10/5/2023	51.8%	45.4%	100.0%	12/27/2023	No	La Unica Super Center	35,982	22.6%	7/31/2053	ROSS (dd's Discounts)	20,693	13.0%	1/31/2029	Cititrends	15,942	10.0%	8/31/2024	La Unica Festivities Center	15,000	9.4%	7/31/2038	Donivon Glassburn (Mr. Bingo)	11,557	7.3%	1/31/2030	10/18/2023	NAP	10/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	25,434	15,897	41,944	3,329	0	5,304	0	0	5,304	127,291	0	0	0	24,813	989,130	Springing	Unit 4/5 Occupancy Holdback Reserve (Upfront: $500,000), Unit 1, J and 17/18 Occupancy Holdback Reserve (Upfront: $250,000; Monthly: Springing), Material Tenant Reserve (Upfront: $239,130; Monthly: Springing; Cap: Various), DSCR Cure Reserve (Monthly: Springing)	Various	750,000	Unit 1, J and 17/18 Occupancy Holdback Funds ($250,000.00), Unit 4/5 Occupancy Holdback Funds ($500,000.00)	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Gloria Isabel Pena	Gloria Isabel Pena	No	No	Recapitalization	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	INA & Bailey Buildings	1.2%	100.0%	Barclays	Barclays	NAP	NAP	14701-14725 Detroit Avenue	Lakewood	Cuyahoga	OH	44107	Mixed Use	Office / Medical Office / Retail	1920, 1950, 1964	2010	167,694	SF	49.79	8,350,000	8,350,000	7,497,870	7.43100%	0.01840%	7.41260%	57,990.40	52,425.53	695,884.80	629,106.36	Interest Only, Amortizing Balloon	No	Actual/360	12	10	120	118	360	360	11/30/2023	2	6	1/6/2024	1/6/2025	12/6/2033	12/6/2033	0	0	L(26),D(90),O(4)	2,276,534	1,092,120	1,184,415	9/30/2023	T-12	2,172,215	1,101,136	1,071,079	12/31/2022	T-12	2,166,839	1,092,738	1,074,100	12/31/2021	T-12	79.0%	2,451,395	1,126,737	1,324,659	33,539	75,271	1,215,849	1.90	1.75	15.9%	14.6%	16,400,000	As Is	10/16/2023	50.9%	45.7%	78.7%	10/26/2023	No	Signature Health	32,841	19.6%	1/31/2029	Albert Einstein	12,276	7.3%	5/31/2028	Dimit Architects	9,760	5.8%	3/31/2028	Panera Bread	5,561	3.3%	10/31/2024	Arepazo	5,495	3.3%	5/31/2026	10/20/2023	NAP	10/23/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	95,451	19,090	0	Springing	250,000	2,795	0	505,000	10,481	628,853	0	0	0	53,153	37,870	0	Free Rent Reserve ($26,470), Existing TI/LC Obligations Reserve ($11,400)	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Bradley T. Kowit, Gregg Levy and Steven Passov	Bradley T. Kowit, Gregg Levy and Steven Passov	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2	1	Claremont Packing House	1.2%	100.0%	DBRI	GACC	NAP	NAP	532 West 1st Street	Claremont	Los Angeles	CA	91711	Mixed Use	Multifamily / Retail	1922	2007	56,267	SF	142.18	8,000,000	8,000,000	8,000,000	6.65000%	0.01840%	6.63160%	NAP	44,949.07	NAP	539,388.84	Interest Only	No	Actual/360	120	118	120	118	0	0	12/6/2023	2	6	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(26),D(89),O(5)	1,819,408	590,089	1,229,318	8/31/2023	T-12	1,555,420	543,146	1,012,274	12/31/2022	T-12	1,611,137	526,792	1,084,346	12/31/2021	T-12	95.0%	1,768,779	561,870	1,206,909	11,596	37,979	1,157,334	2.24	2.15	15.1%	14.5%	21,400,000	As Is	7/10/2023	37.4%	37.4%	99.9%	11/9/2023	No	Whisper House LLC	4,266	7.6%	MTM	Packing House Corner LLC	3,682	6.5%	2/28/2026	Gus's BBQ 2, Inc.	3,500	6.2%	10/31/2027	Eureka Restaurant Group, LLC	3,000	5.3%	6/30/2026	Claremont Packing House Wine Merchants	2,976	5.3%	10/31/2025	7/20/2023	NAP	7/24/2023	7/24/2023	19%	No	Fee	NAP	NAP	NAP	NAP	26,126	9,064	24,150	2,013	0	966	0	150,000	Springing	150,000	0	0	0	0	0	0		0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Gerald V. Tessier	Gerald V. Tessier	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	1.1%	100.0%	UBS AG	UBS AG	NAP	NAP	400 Kelly's Creek Road	Rabun Gap	Rabun	GA	30568	Industrial	Warehouse / Distribution	1952	2016	947,816	SF	7.91	7,500,000	7,500,000	7,500,000	8.58300%	0.01840%	8.56460%	NAP	54,388.80	NAP	652,665.60	Interest Only	No	Actual/360	60	59	60	59	0	0	12/19/2023	1	6	2/6/2024	NAP	1/6/2029	1/6/2029	0	0	L(25),D(31),O(4)	1,589,699	509,914	1,079,785	8/31/2023	T-12	1,625,445	585,506	1,039,939	12/31/2022	T-12	1,727,681	599,263	1,128,418	12/31/2021	T-12	95.0%	2,456,062	837,501	1,618,561	94,782	72,617	1,451,162	2.48	2.22	21.6%	19.3%	18,800,000	As Is	10/9/2023	39.9%	39.9%	100.0%	12/19/2023	No	Elk Lighting, Inc.	714,500	75.4%	12/31/2035	ParkDale	151,500	16.0%	4/30/2026	Tricorn	47,136	5.0%	3/31/2024	Bradburn Home	34,680	3.7%	12/31/2024	NAP	NAP	NAP	NAP	10/10/2023	NAP	10/10/2023	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP	13,721	5,277	65,103	25,040	0	7,898	284,345	0	15,797	568,689	0	0	0	115,313	0	23,695	Roof Repair Funds (Monthly: $23,695.40), Material Tenant Funds (Monthly: Springing)	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Mark J. Fludgate, Bradford A. Smith, Elk Lighting, Inc.	Mark J. Fludgate, Bradford A. Smith, Elk Lighting, Inc.	No	No	Refinance	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	0.8%		AREF2	AREF2	NAP	NAP	Various	Ann Arbor	Washtenaw	MI	48108	Various	Various	Various	Various	427,513	SF	83.62	5,750,000	5,750,000	5,501,685	7.92000%	0.06715%	7.85285%	41,871.23	38,477.08	502,454.76	461,724.96	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360	11/21/2023	2	6	1/6/2024	1/6/2029	12/6/2033	12/6/2033	0	0	L(26),D(90),O(4)	8,982,761	3,453,274	5,529,487	9/30/2023	T-12	9,146,710	3,429,693	5,717,017	12/31/2022	T-12	7,811,067	3,371,847	4,439,220	12/31/2021	T-12	83.6%	8,001,309	3,378,501	4,622,808	85,503	163,386	4,373,919	1.48	1.40	12.9%	12.2%	67,060,000	As Portfolio	9/30/2023	53.3%	51.0%	83.4%	Various																																	694,641	138,928	86,855	9,651	0	7,125	0	2,000,000	57,002	0	0	0	0	150,510	118,000	0	Outstanding TI/LC Reserve	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	5,750,000	30,000,000	218,458.59	260,329.82	NAP	NAP	35,750,000	260,329.82	53.3%	1.40	12.9%	5,250,000	12.00000%	41,000,000	313,558.99	61.1%	1.16	11.3%	No	NAP	Jeffrey L. Hauptman	Jeffrey L. Hauptman	No	No	Refinance														NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	1100, 1200, and 1300 Victors Way	0.1%	16.7%					1100, 1200, 1300 Victors Way	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial / Lab	1999	2022	68,348	SF		961,997	961,997	920,453																											1,585,676	623,897	961,780	9/30/2023	T-12	1,488,934	544,090	944,843	12/31/2022	T-12	921,348	524,473	396,875	12/31/2021	T-12	100.0%	1,591,288	594,897	996,391	13,670	38,096	944,626					11,010,000	As Is	9/30/2023			100.0%	10/31/2023	No	NeuMoDx Molecular, Inc.	28,235	41.3%	7/31/2025	Cumulus Broadcasting LLC	9,600	14.0%	8/31/2027	Great Lakes Commission	9,422	13.8%	6/30/2025	The Women's Center of Southeastern Michigan	8,300	12.1%	9/30/2030	SiTime Corporation	8,197	12.0%	5/31/2029	7/25/2023	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	1200 Eisenhower Place	0.1%	13.2%					1200 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial / Lab	1985	2007	48,368	SF		757,111	757,111	724,415																											1,112,676	394,529	718,148	9/30/2023	T-12	1,368,149	455,742	912,407	12/31/2022	T-12	1,205,605	574,148	631,457	12/31/2021	T-12	87.5%	1,018,524	406,524	612,001	9,674	21,113	581,214					8,610,000	As Is	9/30/2023			85.8%	10/31/2023	No	NeuMoDx Molecular, Inc.	41,486	85.8%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/25/2023	NAP	7/26/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	3767-3891 Ranchero Drive	0.1%	12.2%					3767-3891 Ranchero Drive	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial	2000	2014	59,335	SF		704,351	704,351	673,933																											1,124,206	460,021	664,185	9/30/2023	T-12	1,249,346	432,312	817,034	12/31/2022	T-12	1,261,831	412,680	849,150	12/31/2021	T-12	44.9%	558,078	426,445	131,633	11,867	30,435	89,331					8,010,000	As Is	9/30/2023			45.8%	10/31/2023	No	Esperion Therapeutics, Inc.	11,471	19.3%	10/31/2028	ParishSOFT, LLC	9,799	16.5%	9/30/2024	BigBear.ai, LLC	3,052	5.1%	1/31/2026	Muller-BBM Vibroakustiks Systems	2,841	4.8%	4/30/2027	MCImetro Access Transmission Services LLC	0	0.0%	1/31/2026	7/24/2023	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	1300 Eisenhower Place	0.1%	10.8%					1300 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial / Lab	1985	2007	42,691	SF		622,572	622,572	595,686																											953,866	335,806	618,060	9/30/2023	T-12	909,357	326,281	583,076	12/31/2022	T-12	796,724	303,502	493,221	12/31/2021	T-12	100.0%	962,233	336,929	625,305	8,538	16,287	600,479					7,080,000	As Is	9/30/2023			100.0%	10/31/2023	No	Igadea, LLC	10,931	25.6%	4/30/2025	Society for College and University Planning	10,900	25.5%	11/30/2026	G2 Consulting Group, L.L.C.	7,949	18.6%	5/31/2025	Program Planning Professionals	6,590	15.4%	12/31/2025	Heartland Hospice Services, LLC	6,321	14.8%	7/31/2026	7/25/2023	NAP	7/26/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	1500 Eisenhower Place	0.1%	10.7%					1500 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial	1987	2006	42,874	SF		615,538	615,538	588,955																											948,281	347,094	601,188	9/30/2023	T-12	918,960	331,740	587,220	12/31/2022	T-12	896,448	325,554	570,895	12/31/2021	T-12	89.2%	874,218	335,810	538,408	8,575	16,443	513,391					7,000,000	As Is	9/30/2023			89.3%	10/31/2023	No	Hearst Communications, Inc.	17,841	41.6%	12/31/2028	TRC Environmental Corporation	7,894	18.4%	4/30/2027	Arbor Assays, Inc.	7,731	18.0%	2/28/2025	Mitzel Law Group PLC	4,812	11.2%	11/30/2028	NAP	NAP	NAP	NAP	7/26/2023	NAP	7/21/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	1100 Eisenhower Place	0.1%	10.1%					1100 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial / Lab	1985	2007	39,450	SF		580,364	580,364	555,301																											928,573	314,728	613,845	9/30/2023	T-12	940,067	371,860	568,208	12/31/2022	T-12	784,196	303,364	480,832	12/31/2021	T-12	100.0%	872,110	317,640	554,470	7,890	13,533	533,048					6,780,000	As Is	9/30/2023			100.0%	11/21/2023	Yes	NeuMoDx Molecular, Inc.	39,450	100.0%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/21/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	1194 Oak Valley Drive	0.1%	9.6%					1194 Oak Valley Drive	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial / Lab	1998	2000	42,296	SF		551,346	551,346	527,536																											842,095	247,034	595,061	9/30/2023	T-12	790,555	253,606	536,949	12/31/2022	T-12	649,169	227,873	421,297	12/31/2021	T-12	100.0%	868,790	243,756	625,034	8,459	15,952	600,623					6,270,000	As Is	9/30/2023			100.0%	10/31/2023	No	GFG Instrumentation, Inc	16,630	39.3%	2/28/2026	U.S. Medical Management, LLC	11,943	28.2%	9/30/2025	Radar Applications Incorporated	8,941	21.1%	1/31/2025	Resonant Sciences LLC	4,782	11.3%	7/31/2025	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	3940-3948 Ranchero Drive	0.1%	6.7%					3940-3948 Ranchero Drive	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial	2000	NAP	29,472	SF		387,789	387,789	371,042																											590,810	211,483	379,328	9/30/2023	T-12	592,668	226,666	366,002	12/31/2022	T-12	306,217	223,682	82,536	12/31/2021	T-12	46.1%	306,789	199,304	107,486	5,894	5,051	96,540					4,160,000	As Is	9/30/2023			50.1%	10/31/2023	No	2BeSuccessful LLC	8,932	30.3%	1/31/2029	ARC Document Solutions LLC	4,200	14.3%	2/28/2025	Halle Properties, L.L.C.	1,640	5.6%	5/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	950 Victors Way	0.0%	5.0%					930 and 950 Victors Way	Ann Arbor	Washtenaw	MI	48108	Mixed Use	Office / Industrial	1997	2006	23,723	SF		284,906	284,906	272,602																											356,602	218,847	137,755	9/30/2023	T-12	364,288	211,086	153,202	12/31/2022	T-12	421,927	201,761	220,167	12/31/2021	T-12	69.5%	353,319	216,915	136,404	4,745	165	131,495					3,270,000	As Is	9/30/2023			69.0%	10/31/2023	No	Planned Parenthood Mid and South Michigan	10,300	43.4%	6/30/2033	Learn-It Systems, LLC	3,866	16.3%	7/31/2025	Habitat for Humanity of Huron Valley	2,203	9.3%	8/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	825 Victors Way	0.0%	4.9%					825 Victors Way	Ann Arbor	Washtenaw	MI	48108	Office	Suburban	1980	2019	30,956	SF		284,027	284,027	271,761																											539,975	299,836	240,139	9/30/2023	T-12	524,385	276,310	248,076	12/31/2022	T-12	567,601	274,811	292,791	12/31/2021	T-12	82.3%	595,959	300,283	295,676	6,191	6,313	283,172					3,230,000	As Is	9/30/2023			83.0%	10/31/2023	No	Online Tech, LLC	11,143	36.0%	6/30/2029	American Title Company of Washtenaw, Inc.	6,168	19.9%	11/30/2030	Arbor Trust Wealth Advisors LLC	5,372	17.4%	10/31/2025	The Association for Asian Studies, Inc.	3,013	9.7%	5/31/2027	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP																																																				No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Carhartt HQ	0.7%	100.0%	KeyBank	KeyBank	NAP	NAP	5750 Mercury Drive	Dearborn	Wayne	MI	48126	Office	Suburban	2002	2019	58,722	SF	87.11	5,115,000	5,115,000	4,842,834	6.97000%	0.02715%	6.94285%	33,927.23	30,122.26	407,126.76	361,467.12	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	12/21/2023	1	1	2/1/2024	2/1/2029	1/1/2034	1/1/2034	0	0	L(25),D(92),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.7%	1,176,345	508,326	668,019	35,820	58,556	573,642	1.64	1.41	13.1%	11.2%	10,100,000	As Is	11/9/2023	50.6%	47.9%	100.0%	12/21/2023	Yes	Carhartt Inc	58,722	100.0%	11/30/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/9/2023	NAP	11/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	967	121	0	0	0	0	0	0	0	0	0	0	0	0		0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP	Syndicated Equities	Richard Kaplan and Matthew McCulloch	Yes	No	Acquisition	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	0.5%	100.0%	AREF2	AREF2	NAP	NAP	500 North 15th Avenue	Lebanon	Lebanon	PA	17046	Industrial	R&D / Manufacturing	1990	1994	57,500	SF	56.76	3,265,000	3,263,666	2,937,316	8.25000%	0.01840%	8.23160%	24,528.86	NAP	294,346.32	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	12/20/2023	1	6	2/6/2024	2/6/2024	1/6/2034	1/6/2034	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	544,403	117,481	426,922	19,550	28,750	378,622	1.45	1.29	13.1%	11.6%	8,550,000	As Is	11/29/2023	38.2%	34.4%	100.0%	12/20/2023	Yes	Pharmaloz Manufacturing	57,500	100.0%	12/30/2052	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/30/2023	NAP	11/30/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	16,613	2,769	12,027	4,009	0	1,629	0	0	2,396	0	0	0	0	11,188	500,000	0	EBITDAR Reserve	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Ted Karkus and Jed Latkin	Ted Karkus and Jed Latkin	No	No	Recapitalization	No													NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 1, Woodfield Mall, the mortgage loan is part of a whole loan that was co-originated by BMO, Barclays and Bank of America, N.A.

With respect to Loan No. 2, Rhino Portfolio 3, the mortgage loan is part of a whole loan that was co-originated by Bank of America, N.A. and Barclays.

With respect to Loan No. 3, Arundel Mills and Marketplace, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., DBR Investments Co. Limited and SGFC.

With respect to Loan No. 4, RTL Retail Portfolio, the mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc., SGFC, BMO and KeyBank National Association.

With respect to Loan No. 5, AutoNation, the mortgage loan is part of a whole loan that was co-originated by Barclays and AREF2.

With respect to Loan No. 6, BLE Portfolio, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Barclays.

With respect to Loan No. 7, La Primavera, the mortgage loan is part of a whole loan that wasco-originated by AREF2 and Barclays.

With respect to Loan No. 8, Axis Apartments, the mortgage loan is part of a whole loan that was originated by Citi Real Estate Funding Inc. Such mortgage loan was subsequently acquired by BMO.

With respect to Loan No. 17, The Muse & Eden Pointe, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Barclays Capital Real Estate Inc.

With respect to Loan No. 19, Sugar Land Town Square, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Goldman Sachs Bank USA.

With respect to Loan No. 24, Creekside Town Center, the mortgage loan is part of a whole loan that was originated by 3650 Real Estate Investment Trust 2 LLC. Such mortgage loan was subsequently acquired by BMO.

With respect to Loan No. 28, Outlet Shoppes at Atlanta, the mortgage loan is part of a whole loan that was co-originated by Barclays and Goldman Sachs Bank USA.

(2)	With respect to Loan No. 2, Rhino Portfolio 3 – Blvd 2500, the mortgaged property is a 296-unit multifamily property consisting of 121,308 square feet of multifamily space converted from a hotel that includes 7,614 square feet of retail space.

With respect to Loan No. 8, Axis Apartments, the mortgaged property is comprised of a 716 unit, 60 story high rise multifamily property making up 95.3% of Underwritten EGI and 17,195 square feet of ground floor retail making up 4.7% of Underwritten EGI. Approximately 13.8% of the net rentable square footage is currently being converted from office space to multifamily space.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, the mortgaged properties consist of 244 multifamily units and 900 square feet of retail space.

With respect to Loan No. 31, Claremont Packing House, the mortgaged property is comprised of 16 live-work lofts totaling 18,288 square feet and 37,979 square feet of retail space, totaling 56,267 square feet.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 3, Arundel Mills and Marketplace, the mortgaged property includes a larger mall and lifestyle center which consists of 1,391,652 square feet of owned improvements and 547,331 square feet of leased fee improvements. Occupancy at the mortgaged property represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel Maryland, and is based on the owned square footage totaling 1,391,652. Occupancy including Live Casino Hotel Maryland is 98.8%.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top five tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 2, Rhino Portfolio 3, the Second Largest Tenant at The Summit mortgaged property, Dave and Busters, is expected to take occupancy in May 2024. The Fourth Largest Tenant at The Summit mortgaged property, Trader Joe’s, is expected to take occupancy in November 2024. The Fifth Largest Tenant at The Summit mortgaged property, Petco, is expected to take occupancy in July 2024.

With respect to Loan No. 2, Rhino Portfolio 3, the sole commercial tenant at the Blvd 2500 mortgaged property, Mattress Firm, is expected to take occupancy in March 2024.

With respect to Loan No. 2, Rhino Portfolio 3, the Third Largest Tenant at the Jackson mortgaged property, Burlington, is expected to take occupancy in July 2024. The Fourth Largest Tenant at the Jackson mortgaged property, Jackson Public Schools, is expected to take occupancy in June 2024.

With respect to Loan No. 2, Rhino Portfolio 3, the Third Largest Tenant at the North Aurora mortgaged property, Kids Empire, is expected to take occupancy in April 2024.

With respect to Loan No. 4, RTL Retail Portfolio, the Largest Tenant at the Ventura Place mortgaged property, VCA Animal Hospitals, Inc., is currently building out its space and is expected to take occupancy in the first quarter of 2024; however, the tenant is paying rent.

With respect to Loan No. 8, Axis Apartments, occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder Hospitality USA Inc. (“Sonder”) for a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder lease are 91.2% leased.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 4, RTL Retail Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value.

With respect to Loan No. 6, BLE Portfolio, the Appraised Value ($) shown represents the “Prospective As Encumbered” value of the leasehold interest as of October 1, 2023 for the Lakeside Forest mortgaged property and “As Is, Encumbered” values of the leasehold interest as of July 19, 2023 for The Establishment and Barcelona mortgaged properties, which assume the BLE Portfolio mortgaged properties are encumbered by a ground lease as part of the Public Facility Corporation (“PFC”) Program and that the tax savings payment is subordinate to BLE Portfolio whole loans. The aggregate market-based “As Is” appraised value, which assumes no tax exemptions for BLE Portfolio mortgaged properties, is $68,400,000.

With respect to Loan No. 7, La Primavera, the Appraised Value ($) shown represents the combined “Prospective As Encumbered” value of the leasehold interest as of October 1, 2023, which assumes the La Primavera mortgaged property is encumbered by a ground lease as part of the PFC Program and that the tax savings payment is subordinate to La Primavera whole loans. The market-based “As Is” appraised value, which assumes no Tax Exemptions for the La Primavera mortgaged property, is $32,700,000.

With respect to Loan No. 8, Axis Apartments, the Appraised Value ($), Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are based on the appraiser’s “prospective as complete – proposed” value as of May 31, 2024, which assumes completion of the currently ongoing and planned renovation work for 101 units that are being converted from office space to residential units. The appraiser concluded an “as-is” appraised value of $229,400,000 as of September 29, 2023, which would result in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 59.3%.

With respect to Loan No. 17, The Muse & Eden Pointe, the Appraised Value ($) represents the “Prospective As Encumbered” market value as of October 1, 2023 under the assumptions that The Muse & Eden Pointe mortgaged properties are encumbered by a ground lease as part of the PFC Program and that the associated tax savings payment is subordinated to the whole loan.

With respect to Loan No. 19, Sugar Land Town Square, the Appraised Value ($) of $209,000,000 is the “as-is” value based on the extraordinary assumption that leases with each of the Southwest Water, the second largest tenant, and PuttShack will be transacted in a timely manner. As of the origination date, a letter of intent to lease has been negotiated with PuttShack but has not been signed. However, the portion of space that is intended for PuttShack is currently leased to two tenants.

With respect to Loan No. 33, Blackbird Portfolio, the Appraised Value ($) represents the “As Portfolio” appraised value as of September 30, 2023 for the portfolio. Based on the cumulative individual property values, the As-Is Appraised Value is $65,420,000 and results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 54.6% and 52.3%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
• Loan No. 2, Rhino Portfolio 3
• Loan No. 4, RTL Retail Portfolio
• Loan No. 6, BLE Portfolio
• Loan No. 17, The Muse & Eden Pointe
• Loan No. 18, WWG 4-Property Portfolio
• Loan No. 20, LC MHC Portfolio
• Loan No. 23, Lehigh Valley Portfolio
• Loan No. 33, Blackbird Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.
• Loan No. 1, Woodfield Mall
• Loan No. 2, Rhino Portfolio 3
• Loan No. 3, Arundel Mills and Marketplace
• Loan No. 4, RTL Retail Portfolio
• Loan No. 5, AutoNation
• Loan No. 6, BLE Portfolio
• Loan No. 7, La Primavera
• Loan No. 8, Axis Apartments
• Loan No. 11, Centre Pointe Portfolio
• Loan No. 17, The Muse & Eden Pointe
• Loan No. 19, Sugar Land Town Square
• Loan No. 24, Creekside Town Center
• Loan No. 28, Outlet Shoppes at Atlanta
• Loan No. 33, Blackbird Portfolio

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 6, BLE Portfolio, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 7, La Primavera, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 14, Colonial Pointe I, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 16, Spring Park & Good Tree, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 17, The Muse & Eden Pointe, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 19, Sugar Land Town Square, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 27, Highland Avenue Portfolio, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 28, Outlet Shoppes at Atlanta, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

(11)	Intentionally Left Blank

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, Woodfield Mall, defeasance of the Woodfield Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Woodfield Mall Whole Loan to be securitized and (b) June 1, 2027. The assumed defeasance lockout period of 26 payments is based on the expected closing date of the BBCMS 2024-C24 transaction in February 2024. The actual defeasance lockout period may be longer. If any pari passu note has not been securitized for two years by June 1, 2027, the borrowers may prepay any such note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge in conjunction with the defeasance of any securitized pari passu notes that have been securitized for greater than two years by the projected repayment date.

With respect to Loan No. 2, Rhino Portfolio 3, if the Trader Joe’s Holdback Reserve has not been released to the borrower by December 19, 2025, the lender will have the right to apply any remaining amounts to the payment of the mortgage loan in its sole discretion and subject to payment of any applicable yield maintenance premium.

With respect to Loan No. 3, Arundel Mills and Marketplace, defeasance of the Arundel Mills and Marketplace whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace whole loan to be securitized and (b) December 1, 2026. The assumed prepayment lockout period of 27 payments is based on the expected closing date of the BBCMS 2024-C24 transaction in February 2024. The actual lockout period may be longer. If any pari passu note has not been securitized for two years by December 1, 2026, the borrowers may prepay any note that has not been securitized for two years in an amount equal to the greater of (i) 1% of the prepaid amount or (ii) yield maintenance basis.

With respect to Loan No. 4, RTL Retail Portfolio, the lockout period will be at least 12 months beginning with and including the first payment date on October 6, 2023. Defeasance of the RTL Retail Portfolio Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 30, 2026. In addition, voluntary prepayment of the RTL Retail Portfolio Whole Loan in full, but not in part, is permitted after September 6, 2024, and, if such prepayment is made prior to the open prepayment date on March 6, 2033, with the payment of a yield maintenance premium. The assumed defeasance lockout period of 29 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual defeasance lockout period may be longer. At any time after September 6, 2024, the borrowers may also obtain a release of one or more mortgaged properties upon satisfaction of the conditions set forth in the loan agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 5, AutoNation, the lockout period will be at least 26 months beginning with and including the first payment date on January 6, 2024. Defeasance of the AutoNation Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 1, 2026. The assumed lockout period is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual lockout period may be longer.

With respect to Loan No. 8, Axis Apartments, the borrower may, provided no event of default has occurred and is continuing, prepay the Axis Apartments whole loan in whole but not in part (i) on or after the payment date occurring in June 2033, without the payment of any prepayment premium or (ii) on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Axis Apartments whole loan to be securitized and (b) November 27, 2027, through but not including the payment date occurring in June 2033, with the payment of an amount equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge. The assumed lockout period of 26 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual lockout period may be longer.

With respect to Loan No. 19, Sugar Land Town Square, the borrower deposited $5,000,000 into an earnout reserve at origination. The earnout reserve funds may be disbursed to the borrower upon satisfaction of, among other conditions, the net cash flow debt yield being greater than or equal to 11.25% (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the net cash flow debt yield to be greater than or equal to 11.25%. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the whole loan subject to the applicable yield maintenance premium.

With respect to Loan No. 24, Creekside Town Center, the defeasance lockout period will be at least 28 months beginning with and including the first payment date on November 5, 2023. Defeasance of the Creekside Town Center whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 28, 2027. The assumed defeasance lockout period of 28 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual defeasance lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Woodfield Mall, the Woodfield Mall Property also secures the Woodfield Mall Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $30,000,000. The Woodfield Mall Subordinate Companion Loan accrues interest at 10.01625% per annum. The Woodfield Mall Senior Loan is senior in right of payment to the Woodfield Mall Subordinate Companion Loan.

With respect to Loan No. 1, Woodfield Mall, the related mortgage loan documents permit the borrower to enter into a property-assessed clean energy loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. Additionally, the related mortgage loan documents permit upper-tier equity pledges provided that, among other conditions, (i) such debt is secured by a pledge of a substantial portion of the assets wholly owned by the pledgor, and (ii) any foreclosure of such pledge must be to a bank or similar financial institution that has (a) total assets in excess of $650,000,000 and (b) (except with respect to a pension advisory firm or similar fiduciary) either a net worth or combined capital and statutory surplus or shareholder’s equity in excess of $250,000,000 (which may include a bank or financial institution acting as agent for a group of lenders provided that 51% of such debt is held by a bank or similar financial institution meeting such requirements).

With respect to Loan No. 2, Rhino Portfolio 3, the mortgage loan documents permit future mezzanine debt from and after the date that is two years after the closing date of the securitization that includes the last note of the whole loan to be securitized, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan, together with the mortgage loan, will have a combined loan-to-value ratio that is not more than 61.7%, (iii) the debt yield is equal to or greater than 10.0%, (iv) the combined debt service coverage ratio based on the mortgage loan and the permitted mezzanine loan is at least equal to or greater than 1.26x (clauses (ii) through (iv) exclude the Trader Joe’s Holdback Funds from the mortgage loan), (v) the permitted mezzanine loan is co-terminus with, or has a term that extends beyond the term of the mortgage loan, and (vi) the permitted mezzanine lender executes an intercreditor agreement acceptable to the lender in its sole but reasonable discretion providing for the subordination of the mezzanine loan to the mortgage loan in all respects.

With respect to Loan No. 3, Arundel Mills and Marketplace, the mortgaged property is subject to an existing property assessed clean energy loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company, to the borrowers. The property-assessed clean energy (“PACE”) loan has an approximately 17-year term with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, including all interest and administrative expenses, as of October 2023 was $1,633,579.73. Payments and any accrued interest are collected on the tax bill for the Arundel Mills and Marketplace Property and constitute a first lien on the Arundel Mills and Marketplace Property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.

With respect to Loan No. 11, Centre Pointe Portfolio, in connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments that will result in a combined DSCR of at least 1.10x.

With respect to Loan No. 25, 5600 West Adams, the borrower may pledge up to 100% of its equity interest subject to the following restrictions: (1) the loan amount plus all any additional debt may not exceed a maximum LTV ratio of 49.3%, (2) the minimum DSCR inclusive of the mezzanine loan can be no less than 1.74x, (3) the debt will be interest only and the maturity date of the debt must be coterminous with the 5600 West Adams Loan, (4) the debt is evidenced by terms and documentation approved by the lender in its reasonable discretion, (5) the mezzanine lender is not an affiliate of the borrower and satisfies a customary qualified transferee definition and the holder of the loan must agree in the intercreditor agreement that the loan may only be transferred to a lender that is not an affiliate of the borrower, (6) the holder of the debt must execute an intercreditor agreement acceptable to the lender, (7) the borrower must pay all costs and expenses in connection with the new mezzanine loan, (8) the additional debt will be subject and subordinate to any mezzanine loan created by the lender pursuant to its rights under the 5600 West Adams loan documents and (9) receipt of prior written confirmation from the applicable rating agencies that the advance will not cause a downgrade, withdrawal or qualification of the then-current rating of the securities or any class thereof.

With respect to Loan No. 26, Marshall Apartments, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 70.0% and (y) the debt service coverage ratio, is greater than 1.18x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 35, Pharmaloz Manufacturing, the borrower is able to incur mezzanine debt so long as the combined LTV is no greater than 57.5%, the debt yield is at least 12.0% and the DSCR is greater than 1.40x.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the Blvd 2500 mortgaged property, Fourth Most Recent cash flows are not available as the mortgaged property was renovated in 2020.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the Haymarket mortgaged property, Second Most Recent cash flows do not reflect the full year due to incomplete financial statements from the borrower sponsor. According to the borrower sponsor, the financial statements provided exclude March 2022 and April 2022.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the At Home - Arlington mortgaged property, Fourth Most Recent cash flows, Third Most Recent cash flows and Second Most Recent cash flows are not available as the mortgaged property was acquired in 2023.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the Houma mortgaged property, historical cash flows are not available as the mortgaged property was acquired in September 2023.

With respect to Loan No. 4, RTL Retail Portfolio, certain historical information prior to 2022 is limited to the information relating to the five properties acquired by the borrower sponsor in 2017 (the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties). The other 24 mortgaged properties were acquired by the borrower sponsor between February 2022 and April 2022, and accordingly, historical information for such 24 properties only includes information following the related acquisition date of the properties.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, historical financials are not available as the mortgaged properties were recently renovated in 2023.

With respect to Loan No. 13, CAVU Irvine, Fourth Most Recent cash flows are not available as the mortgaged property was nearly vacant (1.1% occupied) during renovations in 2020.

With respect to Loan No. 18, WWG 4-Property Portfolio, Fourth Most Recent cash flows and Third Most Recent cash flows are not available as the mortgaged properties were acquired in 2022 (Renton, WA and Glendale, AZ mortgaged properties) and 2023 (Ripon, CA and Los Banos, CA mortgaged properties).

With respect to Loan No. 25, 5600 West Adams, the historical cash flows are unavailable as the mortgaged property was built in 2021.

With respect to loan No. 34, Carhartt HQ, historical financial information is not available as the mortgaged property was acquired in December 2023.

With respect to Loan No. 35, Pharmaloz Manufacturing, historical cash flows are not available as the sole tenant owned and occupied the mortgaged property without a lease.

(17)	With respect to Loan No. 9, Laurel Canyon, the lien of the Laurel Canyon mortgage loan is secured by both the fee and leasehold interests, effectively creating a fee simple interest in the mortgaged property.

With respect to Loan No. 19, Sugar Land Town Square, approximately 396 square feet of the Sugar Land Town Square Property is encumbered by a ground lease between the borrower, as ground lessee, and the Sugar Land Town Square Development Authority, as ground lessor. The annual rent under the ground lease is $10.00 and the lease expires on September 30, 2102 with no extension options.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 2, Rhino Portfolio 3, the borrower deposited $1,300,000 into the Trader Joe’s Holdback Reserve at loan origination. Prior to December 19, 2025, provided no event of default has occurred and is continuing, the Trader Joe’s Holdback Reserve Funds will be disbursed upon satisfaction of the following conditions: (i) the primary term as set forth in the Trader Joe’s lease, has commenced and such lease is in full force and effect, (ii) Trader Joe’s is in actual, physical possession of the Trader Joe’s space, open for normal business operations and not “dark”, (iii) the borrowers have performed and paid for all its tenant improvement obligations relating to the Trader Joe’s lease, and no leasing commissions remain outstanding with respect to the Trader Joe’s lease, (iv) Trader Joe’s is paying full, unabated rent under the Trader Joe’s Lease, with no right of offset or remaining free rent credit, (v) the borrowers have delivered to the lender an estoppel from Trader Joe’s, in form and substance reasonably acceptable to the lender and (vi) the debt yield is equal to or greater than 10.0%.

With respect to Loan No. 4, RTL Retail Portfolio, at loan origination, the borrowers deposited $977,500 to cover the cost of further testing to determine if certain vapor intrusion conditions exist and to mitigate any such intrusion.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, at origination, the borrower was required to deposit the amount of $71,000 for static insurance reserves.

With respect to Loan No. 12, Rillito Crossing Marketplace, the Upfront Other Reserve ($) consists of $5,627 for the Free Rent reserve set aside for the Fourth Largest Tenant, L&L Hawaiian BBQ’s, for abated rent for the month of January 2024.

With respect to Loan No. 14, Colonial Pointe I, at origination, the borrower was required to deposit the amount of $65,000 for static insurance reserves.

With respect to Loan No. 16, Spring Park & Good Tree, at origination, the borrower was required to deposit the amount of $64,000 for static insurance reserves.

With respect to Loan No. 19, Sugar Land Town Square, at origination, the borrower deposited $5,000,000 into an earnout reserve. The earnout reserve funds may be disbursed to the borrower upon satisfaction of, among other conditions, the net cash flow debt yield being greater than or equal to 11.25% (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of the earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the net cash flow debt yield to be greater than or equal to 11.25%. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the whole loan subject to the applicable yield maintenance premium. The Cut-Off Date LTV, Maturity Date LTV, and UW NOI Debt Yield net of the earnout reserve are 47.8%, 47.8%, and 12.4%, respectively.

With respect to Loan No. 22, Creekside Village, the Upfront Other Reserve ($) consists of $34,380 for the Free Rent Reserve for Vital Chiropractic for the months of March 2024, May 2024, July 2024, September 2024, November 2024 and January 2025.
With respect to Loan No. 27, Highland Avenue Portfolio, at origination, the borrower was required to deposit the amount of $50,000 for static insurance reserves.

With respect to Loan No. 29, White Horse Plaza, the borrower deposited $250,000 at origination of the mortgage loan (the “Unit I, J and 17/18 Occupancy Holdback Deposit”). Upon the satisfaction of all the unit I occupancy conditions, the unit J occupancy conditions and the unit 17/18 occupancy conditions, in each case as set forth in the related mortgage loan agreement (including, among them, the respective tenants being open for business), and provided that the adjusted net operating income at the time of disbursement is not less than $906,000, the lender is required to disburse the Unit I, J and 17/18 Occupancy Holdback Deposit.

With respect to Loan No. 29, White Horse Plaza, the borrower deposited $500,000 at origination of the mortgage loan (the “Unit 4/5 Occupancy Holdback Deposit”). Upon the satisfaction of all the unit 4/5 occupancy conditions as set forth in the related mortgage loan agreement (including, among them, the respective tenants being open for business), the lender is required to disburse the Unit 4/5 Occupancy Holdback Deposit.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Woodfield Mall, the borrower may provide a reserve guaranty or letter of credit in lieu of deposits of amounts due for the outstanding TI/LC reserve and/or gap rent reserve. No reserve guaranty was provided at origination.

With respect to Loan No. 4, RTL Retail Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to deposit (i) into the replacement reserve an amount equal to $0.25 multiplied by the total number of rentable square feet of the RTL Retail Portfolio mortgaged properties divided by 12 and (ii) into the rollover reserve an amount equal to $1.50 multiplied by the total number of rentable square feet of the RTL Retail Portfolio mortgaged properties divided by 12. In the event of a partial release, each such amount (described in clause (i) and (ii) above), will be reduced by an amount equal to $0.25 (with respect to clause (i)) and $1.50 (with respect to clause (ii)) multiplied by the total number of rentable square feet of the released property divided by 12.

With respect to Loan No. 5, AutoNation, on each monthly payment date beginning on the payment date that is 24 months prior to the maturity date, until such time as the major tenant renewal criteria are satisfied with respect to the AutoNation lease, the borrower is required to deposit into an AutoNation renewal reserve the sum of $126,202 (the “AutoNation Renewal Reserve Deposit”). To the extent the sum of AutoNation renewal reserve equals or exceeds the AutoNation reserve cap of $3,028,848, the borrower will no longer be required to make the AutoNation Renewal Reserve Deposit until the AutoNation renewal reserve is less than the AutoNation renewal reserve cap.

With respect to Loan No. 6, BLE Portfolio, the borrowers are required to deposit monthly an amount equal to 1/12th of the estimated annual property taxes that the lender estimates will be payable during the next 12 months, provided that the borrowers will not be required to make the monthly deposit for any of the BLE Portfolio mortgaged properties until the earlier to occur of the following in relation to any such property: (A) the tax exemption is not formally granted by the applicable central appraisal district or (B) there is a prepayment of the whole loan as a result of the failure to timely obtain the tax exemption. After the BLE Portfolio mortgaged properties receive the tax exemption under the PFC program, the monthly amount deposited in the tax reserve is expected to be $0.

With respect to Loan No. 7, La Primavera, the borrowers are required to deposit monthly an amount equal to 1/12th of the estimated annual property taxes that the lender estimates will be payable during the next 12 months, provided that the borrowers will not be required to make the monthly deposit for the mortgaged property until the earlier to occur of the following in relation to any such property: (A) the tax exemption is not formally granted by the applicable central appraisal district or (B) there is a prepayment of the whole loan as a result of the failure to timely obtain the tax exemption. After the mortgaged property receives the tax exemption under the PFC program, the monthly amount deposited in the tax reserve is expected to be $0.

With respect to Loan No. 8, Axis Apartments, at origination of the mortgage loan, the borrower posted two letters of credit for (i) a Sonder base rent reserve of $3,624,131, which accounts for approximately one year of Sonder’s rent, (ii) a Sonder gap rent reserve of $1,812,061 and (iii) a Sonder free rent reserve of $1,208,040.

With respect to Loan No. 15, Emerald Pointe Apartments, the borrower is required to make deposits on each monthly payment date into the replacement reserve account in an amount equal to (i) $15,292 through March 2026 and (ii) $7,646 thereafter.

With respect to Loan No. 17, The Muse & Eden Pointe, the borrowers are required to deposit monthly an amount equal to 1/12th of the estimated annual property taxes that the lender estimates will be payable during the next 12 months, provided that the borrowers will not be required to make the monthly deposit for either of The Muse & Eden Pointe mortgaged properties until the earlier to occur of the following in relation to any such property: (A) the tax exemption is not formally granted by the applicable central appraisal district or (B) there is a prepayment of the whole loan as a result of the failure to timely obtain the tax exemption. After The Muse & Eden Pointe mortgaged properties receive the tax exemption under the PFC program, the monthly amount deposited in the tax reserve is expected to be $0.

With respect to Loan No. 22, Creekside Village, the Monthly Other Reserve ($) consists of a monthly payment $2,598.83 for the borrower’s share of the condominium expense assessments, expected to cost $31,186 annually.

With respect to Loan No. 28, Outlet Shoppes at Atlanta, on each monthly payment date during a reserves trigger period, the borrower is required to deposit an amount equal to $8,440.54 into a replacement reserve account and $67,524.33 into a rollover reserve account.

With respect to Loan No. 29, White Horse Plaza, if all of the unit I occupancy conditions are not satisfied on or before March 5, 2024, the borrower is required to deposit an amount equal to $46,000 (the “Unit I Occupancy Reserve Deposit”) and if all of the unit 17/18 occupancy conditions are not satisfied on or before March 5, 2024, the borrower is required to deposit an amount equal to $36,000 (the “Unit 17/18 Occupancy Reserve Deposit” and, together with the Unit I Occupancy Reserve Deposit, individually and/or collectively, as the context requires, the “Unit I and 17/18 Occupancy Reserve Deposit”). Upon the satisfaction of all the unit I occupancy conditions and/or all the unit 17/18 occupancy conditions, as applicable, the lender is required to disburse the applicable portion of the Unit I and 17/18 Occupancy Reserve Deposit.

With respect to Loan No. 29, White Horse Plaza, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit an amount equal to $23,250 for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period, the borrower has the ability to deposit in the form of cash or a letter of credit, an amount equal to the applicable material tenant cap deposit into the material tenant account, which will be deemed a part of the material tenant funds. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to the applicable material tenant cap deposit. At origination of the mortgage loan, the borrower deposited $239,130 into the material tenant subaccount of the Third Largest Tenant, Cititrends.

With respect to Loan No. 29, White Horse Plaza, during the continuance of a cash management DSCR trigger event or a cash sweep DSCR trigger event, the borrower has the ability to deposit in the form of cash or a letter of credit an amount which, if applied to repay the then outstanding principal balance, would result in the DSCR for such 12-month period being equal to or greater than 1.20x for the entirety of such 12-month period.

With respect to Loan No. 32, Rabun Gap Industrial, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit an amount equal to the greater of (i) the product of (A) the total rentable square footage demised under all material tenant leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (B) the ratio in which (1) the numerator is equal to $71,450 and (2) the denominator is equal to 12 and (ii) all material tenant trigger event excess cash.
With respect to Loan No. 34, Carhartt HQ, the borrower is required to deposit into a tax reserve on a monthly basis 1/12th of such taxes that the lender estimates will be payable during the next ensuing 12 months; however, such tax reserve has been conditionally waived so long as (i) no cash sweep period has occurred and is continuing, (ii) the primary tenant lease provides that the primary tenant is obligated to pay all taxes and other charges, (iii) borrower provides evidence satisfactory to lender of the primary tenant’s full compliance and (iv) the primary tenant lease remains in full force and effect.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 19, Sugar Land Town Square, the borrower is required to escrow approximately $83,672 monthly for tenant improvements and leasing commissions if at any time the balance in the TI/LC Reserve is less than $5,750,000, excluding certain amounts deposited therein in respect of certain lease termination payments and ongoing lease matters.

With respect to Loan No. 33, Claremont Packing House, the Borrower deposited an upfront TI/LC reserve of $150,000, which must be replenished if drawn below $100,000 by depositing $3,165 monthly until the TI/LC reserve equals $150,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 5, AutoNation, the Largest Tenant, AutoNation, has 158,892 square feet that expires on December 31, 2029, and 3,363 square feet of subleased space from Kittelson & Associates, Inc. that expires on May 31, 2024.

With respect to Loan No. 8, Axis Apartments, the sixth through tenth floors of the mortgaged property, which the borrower sponsors are converting from office space to 101 residential units, is subject to a lease agreement between the borrower, as landlord, and Sonder, as tenant, that has a six-year term that expires in 2030, pursuant to which Sonder leases such space, which, when completed, will represent approximately 14.1% of the multifamily component of the mortgaged property, and subleases them to individual tenants. The Sonder lease represents approximately 19.0% of underwritten base rent. Sonder is not yet in occupancy of its leased premises. Sonder is expected to commence occupancy following completion of certain landlord work required by such tenant’s lease which is expected to cost approximately $28,636,849 (including certain buildout and related work to convert the leased premises from commercial space into multifamily units), which landlord work has been divided into two phases, with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The estimated commencement date of the Sonder lease is August 16, 2024. Following commencement of the Sonder lease, Sonder will be in a rent abatement period and is not required to begin paying rent until the fifth calendar month of the lease term. In the event the borrower fails to complete either the first phase or the second phase by the foregoing scheduled completion dates, Sonder will receive a further abatement of rent equal to one day of rent for each day that the delivery of either phase is delayed beyond such scheduled completion dates for the first 30 days of such delay, which abatement will increase to two days of rent for each day that the delivery of either the first phase or the second phase is delayed beyond thirty days following the applicable scheduled completion date. There can be no assurance that Sonder will accept its improvements, that Sonder’s lease will commence or that Sonder will take possession of the leased premises and begin paying rent as expected or at all.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, Arundel Mills and Marketplace, the Largest Tenant, Live Casino Hotel Maryland, representing approximately 28.2% of total net rentable square footage, may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter.

With respect to Loan No. 4, RTL Retail Portfolio, the Fourth Largest Tenant at the Lawton Marketplace Mortgaged property, Old Navy, has the right to terminate its lease at any time during the first three months after the period between December 1, 2027 and November 30, 2028 (“the Termination Measuring Period”) if gross sales do not equal or exceed $3,500,000 during such Termination Measuring Period.

With respect to Loan No. 4, RTL Retail Portfolio, the Fourth Largest Tenant at the Carlisle Crossing mortgaged property, Harbor Freight Tools, has a one-time right to terminate its lease any time prior to March 1, 2028 effective as of August 31, 2028 with the payment of a termination fee of 50% of the brokerage commission and $72,825.

With respect to Loan No. 4, RTL Retail Portfolio, the Fifth Largest Tenant at the Tellico Village mortgaged property, Edward D. Jones & Co., has the right to terminate its lease with 60 days’ prior written notice and payment of a termination fee equal to (i) two months’ base rent and (ii) any unamortized tenant improvements and  leasing commissions paid on the initial term of the lease, not exceeding $25,000, and which will be amortized on a straight-line basis over a period of 58 months.

With respect to Loan No. 8, Axis Apartments, the Sonder lease represents approximately 19.0% of underwritten base rent. Sonder is not yet in occupancy of its leased premises. Sonder is expected to commence occupancy following completion of certain landlord work required by such tenant’s lease which is expected to cost approximately $28,636,849 (including certain buildout and related work to convert the leased premises from commercial space into multifamily units), which landlord work has been divided into two phases, with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The estimated commencement date of the Sonder lease is August 16, 2024. In the event the borrower fails to deliver either the first phase by October 28, 2024 or the second phase by December 12, 2024, Sonder will have the right to terminate its lease without payment of a termination penalty by providing 45 days’ prior written notice to the landlord. There can be no assurance that Sonder will accept its improvements, that Sonder's lease will commence or that Sonder will take possession of the leased premises and begin paying rent as expected or at all.

With respect to Loan No. 9, Laurel Canyon, the Largest Tenant, Insurance Auto Auctions (IAA), has two options to terminate its lease by providing written notice to the landlord not more than 20 months prior, and not less than 18 months prior to (a) December 31, 2027, or (b) December 31, 2032.

With respect to Loan No. 9, Laurel Canyon, the Second Largest Tenant, All Valley Dealers Auto Auction (AVDAA), has the option to terminate its lease effective December 31, 2030 and every seven years thereafter through any extended term of the lease. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the effective date of the termination.

With respect to Loan No. 11, Centre Pointe Portfolio, the Third Largest Tenant, Pilot Chemical Company of Ohio (“Pilot Chemical”), has the right to terminate its lease effective May 2026, provided the tenant provides notice to the landlord on or before September 19, 2025 and pays a termination fee of $875,331.41, equal to the sum of three scheduled months of base rent plus the unamortized portion of (i) the tenant improvement allowance, (ii) leasing commissions and (iii) abated rent, assuming an 8% annual rate to the amortization. Additionally, Pilot Chemical has the right to downsize its space by 5,000 square feet effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025, for a termination fee equal to the unamortized portion of the tenant improvement allowance, leasing commissions and abated rent, assuming an 8% annual rate of amortization applicable to the space that will be relinquished.

With respect to Loan No. 19, Sugar Land Town Square, the Fifth Largest Tenant, Amica Mutual Insurance, has the option to terminate its lease as of May 31, 2027, by providing written notice to the landlord at least 12 months prior to such termination and paying a termination fee calculated under the related lease.

With respect to Loan No. 23, Lehigh Valley Portfolio, the Largest Tenant at the 1455 Valley Center Parkway mortgaged property, Life Insurance Co. of North America, has the right to terminate its lease on October 31, 2026 by providing written notice to the landlord on or prior to January 31, 2026.

With respect to Loan No. 25, 5600 West Adams, the Largest Tenant, Signal Brands, has the one-time right to terminate its lease effective May 31, 2029, exercisable upon 12 to 15 months' written notice and payment of a fee equal to all unamortized deal costs incurred by the landlord in connection with lease, together at a 7% interest rate, along with an amount equal to three months of gross rent then in effect.

With respect to Loan No. 29, White Horse Plaza, the Third Largest Tenant, Cititrends, has the right to terminate its lease with 60 days’ prior written notice if Cititrends’ gross sales at the mortgaged property are less than $1,900,000.

With respect to Loan No. 32, Rabun Gap Industrial, the Second Largest Tenant, ParkDale, may terminate its lease at any time upon 90 days' prior written notice.

(24)	With respect to Loan No. 1, Woodfield Mall, for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), Institutional Mall Investors LLC (“IMI”), California Public Employees’ Retirement System (“CalPERS”) or any entity of which CalPERS owns, directly or indirectly, at least fifty percent (50%) of the capital and profits (“CalPERS Investor”) (or an affiliate of SPG LP, Simon Inc., IMI, CalPERS or CalPERS Investor) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

With respect to Loan No. 3, Arundel Mills and Marketplace, for so long as any of Simon Property Group, Inc., SPG LP, or an affiliate of the foregoing is a guarantor under the non-recourse carveout guaranty, the liability of the nonrecourse carveout guarantors is capped at an amount equal to 20% of the original principal amount of the related whole loan, plus all of the reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

With respect to Loan No. 13, CAVU Irvine, the Largest Tenant, Colab Space, is an affiliate of the borrower sponsor.

With respect to Loan No. 29, White Horse Plaza, the Largest Tenant, La Unica Super Center, is an affiliate of the borrower sponsor. Additionally, the Fourth Largest Tenant, La Unica Festivites Center, is also an affiliate of the borrower sponsor. Both leases are personally guaranteed by the borrower sponsor.

With respect to Loan No. 32, Rabun Gap Industrial, the Largest Tenant, Elk Lighting, Inc., is an affiliate of the borrower sponsors.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 6, BLE Portfolio, the whole loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the PFC Program have been granted for the BLE Portfolio mortgaged properties. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under the BLE Portfolio whole loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

With respect to Loan No. 7, La Primavera, the whole loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the PFC Program have been granted for the La Primavera mortgaged property. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under the La Primavera whole loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

With respect to Loan No. 11, Centre Pointe Portfolio, the whole loan was structured with in-place cash management at origination until the balance in the TI/LC reserve reaches $2,500,000. Any future Cash Management Period will commence upon the occurrence of any of the following:  (i) the stated maturity date, (ii) a default or an event of default, (iii) the debt yield is less than 10.0% or (iv) the commencement of a lease sweep period.

With respect to Loan No. 17, The Muse & Eden Pointe, the whole loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the PFC Program have been granted for both of The Muse mortgaged property and the Eden Pointe mortgaged property. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under The Muse & Eden Pointe whole loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

With respect to Loan No. 24, Creekside Town Center, no lockbox account or cash management agreement was established at origination. The related loan documents require the borrower to enter into a lockbox account agreement and a cash management agreement with the lender if (i) there is an event of default (at the lender’s option) or (ii) the borrower fails to deposit a required reserve fund amount as described below. Upon the commencement of a period (i) commencing upon the debt service coverage ratio being less than 1.15x; and (ii) expiring upon the achievement of a debt service coverage ratio of 1.15x or greater for one calendar quarter (a “Creekside DSCR Trigger Period”), the borrower is required to make a deposit in an amount equal to $767,000.00 into a DSCR trigger reserve account. If as of any anniversary of the commencement of the Creekside DSCR Trigger Event Period, such Creekside DSCR Trigger Event Period remains uncured, then on each such anniversary the borrower is required to elect to either (i) institute a lockbox account and cash management structure or (ii) make an additional $767,000.00 deposit to the DSCR trigger reserve account (unless the borrower has previously elected to implement a lockbox account/cash management structure which remains in effect). Upon the cure of the Creekside DSCR Trigger Event Period, (x) any funds on deposit in the DSCR trigger reserve account are to be disbursed to the borrower and (y) to the extent that clearing account/cash management structure is in place, such structure will be terminated.

(27)	With respect to Loan No. 4, RTL Retail Portfolio, the Parkway Centre South mortgaged property is subject to tax increment financing (“TIF”) in which Grove City issued bonds and reimbursed the developer for certain constructed improvements. The related city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related mortgaged property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due (as indicated in a schedule included in the agreement related to the TIF financing), and such TIF agreement expires after 2031. Under the related mortgage loan documents, the borrower is required to comply with the terms of the TIF documents. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the current tax bills.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, each of the BLE Portfolio and La Primavera mortgaged properties are encumbered by a separate ground lease between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease which each have scheduled lease expirations ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). TEHPFC entered into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera whole loans and operating expenses due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default under the BLE Portfolio and La Primavera whole loans, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, The BLE Portfolio whole loan documents and La Primavera whole loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the applicable whole loan within 30 days in the amount necessary for the applicable properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio mortgaged properties and 1.24x with respect to the La Primavera mortgaged property and a debt yield of 8.93% with respect to the BLE Portfolio mortgaged properties and 9.43% with respect to the La Primavera mortgaged property, if in relation to any of the BLE Portfolio and La Primavera mortgaged properties, either (i) the tax exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio mortgaged properties and (y) October 23, 2024 with respect to the La Primavera mortgaged property or (ii) the PFC Program documents applicable to such property are terminated, the tax exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, all of the BLE Portfolio and La Primavera mortgaged properties have entered into the PFC Program. The Barcelona mortgaged property and The Establishment mortgaged property entered into the PFC Program in May 2023 while the Lakeside Forest mortgaged property and the La Primavera mortgaged property entered into the PFC Program in October 2023. The tax exemption has been granted for the Barcelona mortgaged property and The Establishment mortgaged property but has not yet been granted for the Lakeside Forest mortgaged property and the La Primavera mortgaged property. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions after properties have formally entered the PFC Program have historically ranged from three to six months. No real estate taxes were underwritten due to entry into the PFC Program.
With respect to Loan No. 17, The Muse & Eden Pointe, the borrowers entered into a ground lease between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease, each of which is scheduled to terminate in October 2122 with no extensions, the applicable borrower is required to pay TEHPFC, among other fees, if applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the tax exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). TEHPFC entered into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, are only payable to the extent there is excess distributable cash after the payment of debt service payments due in connection with The Muse & Eden Pointe whole loan and operating expenses which are due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default in relation to The Muse & Eden Pointe whole loan, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

With respect to Loan No. 17, The Muse & Eden Pointe, The Muse & Eden Pointe whole loan documents require the borrowers to partially prepay (in conjunction with the applicable payment of yield maintenance premium) The Muse & Eden Pointe whole loan within 30 days in the amount necessary for The Muse & Eden Pointe mortgaged properties to satisfy both a debt service coverage ratio of 1.25x and a debt yield of 9.35%, if in relation to either of The Muse & Eden Pointe mortgaged properties, either (i) the tax exemption is not granted by October 4, 2024 or (ii) the PFC Program documents applicable to such property are terminated, the tax exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property.

With respect to Loan No. 17, The Muse & Eden Pointe, all necessary documentation for admission into the PFC Program was effectuated at loan origination and as such, the mortgaged properties are part of the PFC Program. Pursuant to the State of Texas PFC Program, a property will be exempt from all property taxes if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. The tax exemptions have not formally been granted for The Muse & Eden Pointe mortgaged properties as of the origination date but no real estate taxes were underwritten due to entry into the PFC Program.

(28)	With respect to Loan No. 9, Laurel Canyon, the mortgaged property is subject to a master lease between 63 LCB Land LLC (co-borrower), as lessor, and 63 LCH Tenant LLC (co-borrower), as lessee. The base rent under the master lease, which is scheduled to expire on November 30, 2036, has been prepaid through November 30, 2025, and commencing on December 1, 2025, the base rent due is $245,000 per month for the remainder of the master lease term. Given the lessor and lessee are co-borrowers and the lien of the mortgage loan is secured by both fee and leasehold interests, the master lease rent was not underwritten. Furthermore, in the event that rents received by the lessee from the sublessees are swept by the lender during a cash management period and held in the special rollover reserve subaccount or cash collateral subaccount, rental payments due from the lessee pursuant to the master lease will be abated, and the lessee will be required to resume making rental payments as soon as the lender no longer sweeps funds into such accounts. If rents from the sublessees in such accounts are released to the lessee, the lessee’s obligation to pay rent to the lessor will be reinstated to the extent of the rents released.

(29)	Intentionally Left Blank

(30)	With respect to Loan No. 2, Rhino Portfolio 3 – Blvd 2500, the mortgaged property leases its retail space to Mattress Firm at an annual rent of $114,210 commencing in March 2024 and expiring in February 2034. The lease has two, five-year options with an annual rent increase of 10.0% within each option period.

With respect to Loan No. 4, RTL Retail Portfolio, the borrowers are ARC CTCHRNC001, LLC, ARC LCROWTX001, LLC, ARC NWNCHSC001, LLC, ARC QSOKCOK001, LLC, ARC SWHOUTX001, LLC, ARG CALAFLA001, LLC, ARG CCCARPA001, LLC, ARG DMDERKS001, LLC, ARG EMEVGIL001, LLC, ARG FTFTWIN001, LLC, ARG HCHOULA001, LLC, ARG HTMANWI001, LLC, ARG LMLAWOK001, LLC, ARG LSSALMD001, LLC, ARG MPELYOH001, LLC, ARG NLGAIGA001, LLC, ARG NRTAMFL001, LLC, ARG OTOWEKY001, LLC, ARG PCGROOH001, LLC, ARG PSREYOH001, LLC, ARG SCROCNC001, LLC, ARG SVJEFMO001, LLC, ARG TCHATMS001, LLC, ARG TMMARGA001, LLC, ARG TVLOUTN001, LLC, ARG VPALBNM001, LLC, ARG WASUMSC001, LLC, ARG WCSALNC001, LLC and ARG WSCLAIN001, LLC.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, the two whole loans are cross-collateralized and cross-defaulted with one another. The LTV ratios, DSCRs, and debt yields shown are based upon the indebtedness of both whole loans.

With respect to Loan No. 12, Rillito Crossing Marketplace, any time after the Defeasance Lockout Expiration Date, the borrower has the right to partially defease the LA Fitness Pad Site and the Pad Site Parcel if any of the following conditions are met including (i) payment of the Release Parcel Amount, (ii) the LTV for the remaining property is no greater than the lesser of (a) LTV in existence immediately preceding such release and (b) 61.13% and (iii) the DSCR for the remaining property is not less than the greater of (a) the DSCR in existence immediately preceding such release and (b) 1.45x.
With respect to Loan No. 13, CAVU Irvine, the mortgaged property is entitled to 849,863 square feet of development intensity values (“DIVS”). At the CAVU Irvine Property there are 96,222 square feet of existing office DIVS and 9,821 square feet of existing retail DIVS, leaving 743,820 square feet of excess zoning potential DIVS. There are 109,230 square feet of DIVs under contract to be sold to a third party, leaving 634,690 square feet of DIV rights at origination of the CAVU Mortgage Loan. The borrower may freely transfer any DIVS existing at the CAVU Irvine Property in excess of the DIV Threshold of 350,000 square feet of office equivalency.

With respect to Loan No. 21, Lake Point & The Oaks, 58 of the 259 multifamily units (22.4% of total units) at the related mortgaged property are leased on a month-to-month basis. In addition, 16 of the 259 multifamily units (6.2% of total units) are leased to corporate tenants who pay rent directly for the benefit of their employees.

With respect to Loan No. 22, Creekside Village, the mortgaged property is part of the Creekside Village Condominiums.  The condominium is comprised of 26 retail units, 4 storage units and an event center.  The event center is part of the condominium common elements. The Borrower owns 23 of the retail units and all 4 storage units and has a controlling interest represented by 87.08% of the voting interests in the condominium.  The Lender among other mortgagee rights has the right to notice and cure of any default of the borrower under the Condominium Documents.

With respect to the following mortgage loans, all of the multifamily units at the related Mortgaged Properties are leased on a month-to-month basis.
• Loan No. 10, Wisconsin Avenue Portfolio
• Loan No. 14, Colonial Pointe I
• Loan No. 16, Spring Park & Good Tree
• Loan No. 27, Highland Avenue Portfolio